SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No ____)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]   Preliminary Proxy Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]   Definitive Proxy Statement

[  ]   Definitive Additional Materials

[  ]   Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ABLEAUCTIONS.COM, INC. Name of the Registrant as Specified In Its Charter
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box): [x] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable

(2) Aggregate number of securities to which transaction applies: Not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4) Proposed maximum aggregate value of transaction: Not applicable

(5) Total fee paid: Not applicable

[ ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: Not applicable Form, Schedule or Registration Statement No.: Not applicable Filing Party: Not applicable Date Filed: Not applicable

ABLEAUCTIONS.COM, INC.

Suite 200 - 1963 Lougheed Highway, Coquitlam,

British Columbia, Canada V3K 3T8

Telephone (604)-521-3369  Fax (604)-521-4911

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

The annual meeting of the shareholders of Ableauctions.com, Inc. will be held on Wednesday, December 17, 2008, at 11:00 a.m. local time, at 700-595 Burrard Street, Vancouver, British Columbia for the following purposes:

(1)

to elect the four persons listed in the proxy statement that accompanies this Notice to serve as our directors;

(2)

to ratify the appointment of Cinnamon Jang Willoughby & Company, Chartered Accountants  as our independent auditors for the fiscal year ending December 31, 2008;

(3)

to vote upon an amendment to our articles of incorporation which will reverse split the outstanding shares of our common stock so that each shareholder will receive 1 share for every 12 shares owned;

(4)

in accordance with Section 710 of the Amex Company Guide, to seek approval of the acquisition of a 50% interest in Surrey Central City Holdings Ltd. and the issuance of shares of our common stock in accordance with the terms of a convertible promissory note signed in conjunction therewith; and

(5)

to transact such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on October 28, 2008 will be entitled to notice of and to vote at the annual meeting and at any continuation or adjournment thereof.

All shareholders are cordially invited to attend the annual meeting in person.  Your vote is important.  Please return the enclosed proxy as promptly as possible, whether or not you plan to attend the annual meeting.  Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented.  Even though you return your proxy, you may nevertheless attend the annual meeting and vote your shares in person if you wish.  If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached proxy statement.

By Order of the Board of Directors
November ___, 2008	/s/ Abdul Ladha
Coquitlam, British Columbia	Abdul Ladha, President

ABLEAUCTIONS.COM, INC.

Suite 200 - 1963 Lougheed Highway, Coquitlam,

British Columbia, Canada V3K 3T8

Telephone (604)-521-3369  Fax (604)-521-4911

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 17, 2008

VOTING AND PROXY

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Ableauctions.com, Inc., a Florida corporation (referred to as the “Company”, “we”, “our” or “us”) for use at our annual meeting of shareholders to be held at 700-595 Burrard Street, Vancouver, British Columbia on Wednesday, December 17, 2008, at 11:00 a.m. local time, and at any meeting following adjournment thereof.  The notice of annual meeting, this proxy statement and the accompanying proxy card are being mailed to shareholders on or about November ___, 2008.

Revocability of Proxy and Voting of Shares

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised.  The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with our president at our executive offices at 200-1963 Lougheed Highway, Coquitlam, British Columbia, V3K 3T8.  The proxy may also be revoked by attending the meeting and voting in person.  If it is not revoked, and assuming it is properly executed, dated and returned, the proxy will be voted at the meeting in accordance with the shareholder’s instructions indicated on the proxy card.  If no instructions are indicated, the proxy will be voted FOR the director-nominees and FOR the approval of the three remaining proposals, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

Record Date, Voting Rights, Outstanding Shares and Dissenters’ Rights

The board of directors has fixed October 28, 2008 as the record date (the “Record Date”) for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting.  As of the Record Date, we had 70,876,378 shares of common stock issued and outstanding.  Each share of common stock is entitled to one vote.  One-third of the shares of common stock issued and outstanding are required to reach a quorum and, if the quorum is met, acts of the shareholders require the approval of holders of 50.01% of the votes cast at the meeting.  For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to theses matters (“broker non-votes”) will be included in the number of shares present and entitled to vote but will have no effect on the vote.

Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Election, in conjunction with information received from our transfer agent.  The Inspector of Election will also determine whether or not a quorum is present.

In electing directors, no shareholder has cumulative voting rights.   Proxies cannot be voted for a greater number of persons than the number of nominees named.

No shareholder has the right to dissent to or to receive an appraisal of his common stock in conjunction with, the proposals to be voted upon.

Interests of Persons in Matters to be Acted Upon and Procedures Relating to Interested Party Transactions

Mr. Abdul Ladha, our chief executive officer, president, chief financial officer and a director, is an interested party in the transaction discussed at proposal 4, which seeks approval from our shareholders of the acquisition of a 50% interest in Surrey Central City Holdings Ltd. and the issuance of shares of our common stock in accordance with the terms of a convertible promissory note signed in connection with the acquisition.  Mr. Ladha’s spouse currently owns all of the capital stock of Bullion Reef Holdings Ltd.  Bullion Reef Holdings Ltd. is the sole shareholder of Surrey Central City Holdings Ltd.

Related party transactions are reviewed by those directors who are independent of the transaction.  In certain instances, we also obtain assistance from independent third parties who may provide us with advice, reports, opinions and/or appraisals.  For the transaction described in proposal 4, our board of directors received an appraisal of the property owned by Surrey Central City Holdings Ltd. and an opinion as to the fairness of the transaction from independent third parties.

Failure to Satisfy a Continued Listing Rule

On September 18, 2008 we received a letter from the American Stock Exchange indicating that the low selling price of our common stock may not be suitable for auction market trading.  Over the three months prior to the date we received the letter, the price per share of our common stock ranged between $0.06 and $0.10.  The American Stock Exchange indicated in its letter that, in accordance with Section 1003(f)(v) of the Amex Company Guide, we must undertake a reverse split of our common stock.  We have a reasonable time from the date of the letter to affect the reverse split.  If we fail to affect the reverse split within a reasonable time after receiving the letter, the American Stock Exchange may consider suspending dealings in, or removing from the list, our common stock.  In that event, we would become subject to the procedures and requirements of Section 1009 of the Amex Company Guide, which could, among other things, result in the staff initiating delisting proceedings.

Solicitation

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement.  Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names.  We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

We will only deliver one proxy statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Ableauctions.com, Inc.

Attn.:  President

Suite 200 - 1963 Lougheed Highway, Coquitlam,

British Columbia, Canada V3K 3T8

Telephone (604)-521-3369  Fax (604)-521-4911

OVERVIEW OF PROPOSALS

This proxy statement includes four proposals requiring shareholder action.  The proposals relate to:

•

the election of four directors,

•

the ratification of the appointment of Cinnamon Jang Willoughby & Company, Chartered Accountants, as our independent auditors for the fiscal year ending December 31, 2008,

•

the approval of an amendment to our articles of incorporation that will result in a  reverse split of our common stock so that each shareholder will receive 1 share for every 12 shares owned; and

•

in accordance with Section 710 of the Amex Company Guide, the approval of the acquisition of a 50% interest in Surrey Central City Holdings Ltd. and the issuance of shares of our common stock in accordance with the terms of a convertible promissory note signed in conjunction therewith.

The proposals are discussed in more detail below.

PROPOSALS

PROPOSAL 1 - ELECTION OF DIRECTORS

Four directors are to be elected to our board of directors at the annual meeting.  The directors will hold office until the next annual meeting of our shareholders.  The independent members of the board of directors have nominated Abdul Ladha, Barrett E. G. Sleeman, Dr. David Vogt and Michael Boyling.  We expect that these nominees will be available for election, but if they are not, your proxy will be voted for the election of other nominees to be designated by the board of directors to fill any such vacancies.

Information regarding the business experience of each nominee is provided below.  There are no family relationships among our executive officers and directors.

Abdul Ladha, Age 46

Abdul Ladha has been a director, president, and chief executive officer of the Company since August 24, 1999.  He also currently serves as the chief financial officer.  In addition, Mr. Ladha is president of all of the Company’s wholly owned subsidiaries.  Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia.  In 1985 he founded Dexton Enterprises Inc., a subsidiary of Dexton Technologies Corporation, which was a company engaged in the business of the development and provision of web-based business solutions to small to mid-size retail and business-to-business customers, and the marketing and sale of personal computer hardware and network systems to corporate and retail customers, as well as computer training and after-sales upgrade and support services.  Mr. Ladha was president, chief executive officer, and a director of Dexton Technologies from December 1994 to July 2001.  In 1997, Dexton Technologies acquired Able Auctions (1991) Ltd., which Dexton sold to the Company on August 24, 1999.

Mr. Ladha is the executive director of CITA, the Canadian Institute for Technological Advancement, a non-profit organization dedicated to developing Canada’s technological entrepreneurs.  CITA is sponsored by the University of British Columbia, Simon Fraser University, the World Trade Centre, Ernst & Young, and some 60 corporations and institutions.

Barrett E.G. Sleeman, Age 68

Barrett Sleeman, a director since August 24, 1999, is a professional engineer.  He has also been a director of Crystal Graphite Corporation, a graphite property development company, from February 1999 to February 2004, and the chief executive officer of THEMAC Resources Group Limited from October 2001 to the present.  From April 1997 to September 2001, he was a director of Dexton Technologies Corporation, a technology company.  From May 1988 to May 2000, he was a director and the president of Omicron Technologies Inc., whose focus is the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts.  Mr. Sleeman also served as a director of Java Group Inc., an oil and gas company, from November 1997 to March 2000.  Mr. Sleeman also served as president (October 1996 to October 1997) and a director (August 1996 to October 1997) of White Hawk Ventures Inc., and president (August 1995 to April 1997) and a director (March 1995 to January 1998) of International Bravo Resources Inc., both mining exploration companies.

Dr. David Vogt, Age 52

Dr. David Vogt, a director since April 17, 2000, is a seasoned technology innovator with experience in the corporate, research and development and academic sectors.  In September 2006 he founded, and since that date he has been the chief executive officer of, CrowdTrust Technologies Inc., a web-based company offering personal knowledge and identity management solutions.  Since October 2004 he has also served as executive director of the Mobile MUSE Network, an applied research collaborative serving as an innovation engine for the emerging mobile media industry.  Since August 1999 Dr. Vogt has also served as the director of Digital Learning Projects for the University of British Columbia’s Faculty of Education.  Dr. Vogt began his career with a Ph.D. in astronomy and was Director of Observatories at the University of British Columbia.  He then became Director of Science at Science World, a public science museum.  In 1996 he founded and became chief executive officer of Brainium Technologies Inc., a pioneer of Internet-based learning products for K through 12 students.  More recently, Dr. Vogt was chief research officer at the New Media Innovation Centre (NewMIC) in Vancouver, British Columbia.  Dr. Vogt lives in Vancouver and contributes to a number of public and private boards.

Michael Boyling, Age 50

Michael Boyling, a director since 2002, is vice president of Rogers Associate Partners Inc., a position he has held since January 1999.  Rogers Associate Partners Inc., the stock of which is traded on the Toronto Securities Exchange, is an insurance and financial services company based in Vancouver, British Columbia with offices in Edmonton Alberta, Calgary Alberta and Winnipeg Manitoba.  Rogers Associate Partners Inc. provides insurance and financial services to high net worth individuals and medium sized companies.

Since August 1999 Mr. Boyling has also provided consulting services through West Coast Global Equity Ventures Inc., a company he founded, which provides debt financing and investing services to private clients.  Since 1999 he has worked as a consultant and broker with foreign and domestic companies arranging non-traditional equity and debt financing.  In this capacity, Mr. Boyling has brokered debt and equity financing over the previous two years in excess of CDN$63 million.

Mr. Boyling served with the Canadian Military (Army) from the age of 17 to the age of 38.

Director Nomination Process

We do not have, nor are we required by the rules of the American Stock Exchange to have, a standing nominating or compensation committee.  Our board of directors is made up of four members, three of whom are deemed to be “independent”, as that term is defined in the rules of the American Stock Exchange.  Nominees to the board of directors were selected and approved by our three independent board members, Mr. Barrett Sleeman, Dr. David Vogt and Mr. Michael Boyling.

The board of directors, acting as a nominating committee, will consider candidates recommended by shareholders.  Shareholders wishing to recommend a candidate for membership on the board of directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below in this proxy statement in the section titled “Shareholder Proposals for 2009 Annual Meeting” which appears on page 18.

Some, but not all, of the qualifications that may be considered by the board of directors in choosing a director are:

•

minimum, relevant employment experience;

•

familiarity with generally accepted accounting principles and the preparation of financial statements;

•

post secondary education or professional license;

•

previous experience as a board member of an operating company; and

•

the ability to commit the number of hours per year necessary to discharge his or her duty as a member of the board of directors.

A candidate for director must agree to abide by our Code of Business Conduct and Ethics.

Our goal is to seek to achieve a balance of knowledge and experience on our board.  To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically.  Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees.  The board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders.  To date, we have not paid any third parties to assist us in finding director nominees.

The board of directors has not received a nominee from a shareholder who is not also an officer or director of the company.  Each nominee to our board of directors expressed a willingness to serve during the next year and, based on a review of his qualifications, each was deemed to be a suitable candidate for nomination.

Communications with Members of our Board of Directors

The board of directors has not established a formal process for shareholders to send communications to its members.  Any shareholder may send a communication to any member of the board of directors in care of our address below:

Ableauctions.com, Inc.

Attn.:  President

Suite 200 - 1963 Lougheed Highway, Coquitlam,

British Columbia, Canada V3K 3T8

Telephone (604)-521-3369  Fax (604)-521-4911

If a communication is sent to our address, we will forward any such communication to the board member.  If the shareholder would like the communication to be confidential, it should be so marked.

Meetings of the Board of Directors and Information about Committees

The board of directors met 10 times during the 2007 fiscal year.  These meetings were attended by all the directors.

We have no policy with regard to the attendance by board members at our annual meetings.  All of the members of our board of directors attended the last annual meeting.

The board of directors has one standing committee, which is the audit committee.  Information regarding the functions of the audit committee, its present membership and the number of meetings held by the audit committee during the 2007 fiscal year is described below.

The audit committee is responsible for recommending to the board of directors the selection of independent public accountants to audit our books and records annually, to discuss with the independent auditors and internal financial personnel the scope and results of any audit, to review and approve any nonaudit services performed by our independent auditing firm, and to review certain related party transactions.  The audit committee met 6 times during the 2007 fiscal year.

The audit committee is currently composed of two directors, Mr. Barrett Sleeman and Dr. David Vogt,. who are independent directors as defined under Rule 121 of the American Stock Exchange.  The audit committee operates under a written charter adopted by the board of directors.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board of directors.  Management is responsible for our financial statements and the financial reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the audit committee has discussed with the independent auditors the auditors’ independence from the company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the 2007 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Barrett Sleeman

Dr. David Vogt

THE BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES.

PROPOSAL 2 -

RATIFICATION OF CINNAMON JANG WILLOUGHBY & COMPANY, CHARTERED ACCOUNTANTS, AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

The board of directors requests that the shareholders ratify its selection of Cinnamon Jang Willoughby & Company, Chartered Accountants, as our independent auditors for the 2008 fiscal year.

Disclosure of Fees Billed by our Auditors

The following table sets forth fees billed to us by our auditors during the fiscal years ended December 31, 2007 and December 31, 2006 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.  STS Partners LLP, Chartered Accountants, our auditor until June 19, 2008, audited our financial statements for the fiscal year ended December 31, 2007 and Telford Sadovnick, P.L.L.C., Certified Public Accountants, audited our financial statements for the fiscal year ended December 31, 2006.  On June 19, 2008 we engaged Cinnamon Jang Willoughby & Company, Chartered Accountants, as our independent auditor.

			December 31,
			2007		2006
(i)	Audit Fees		$67,255		$45,525
(ii)	Audit Related Fees	$		$
(iii)	Tax Fees		$--		$--
(iv)	All Other Fees		$49,755		$24,500

Unless they are de minimus, the audit committee is required to pre-approve services that are reasonably related to the performance of the audit or review of our financial statements, services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.  The audit committee reviews these services to assure that they do not impair the auditor’s independence from the company.

We have not asked representatives of STS Partners, LLP, Chartered Accountants, or Cinnamon Jang Willoughby & Company, Chartered Accountants, to be present at the annual meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

STS Partners LLP, Chartered Accountants, the independent accountant who had been engaged by us as the principal accountant to audit our consolidated financial statements, was dismissed effective June 19, 2008.  On June 19, 2008, our board of directors approved the engagement of Cinnamon Jang Willoughby & Company, Chartered Accountants, as our new principal independent accountant to audit our consolidated financial statements for the year ending December 31, 2008.

The decision to change our independent accountant from STS Partners LLP, Chartered Accountants, to Cinnamon Jang Willoughby & Company, Chartered Accountants, was approved by our audit committee.

The report of STS Partners LLP, Chartered Accountants, on our financial statements as of and for the year ended December 31, 2007 (the only year that was audited by STS Partners LLP, Chartered Accountants) did not contain an adverse opinion or a disclaimer of opinion.  During the period ended December 31, 2007 and the interim period from January 1, 2008 through the date of dismissal, we did not have any disagreements with STS Partners LLP, Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of STS Partners LLP, Chartered Accountants, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Prior to engaging Cinnamon Jang Willoughby & Company, Chartered Accountants , we had not consulted Cinnamon Jang Willoughby & Company, Chartered Accountants , regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

CINNAMON JANG WILLOUGHBY & COMPANY, CHARTERED ACCOUNTANTS,

AS OUR INDEPENDENT AUDITORS FOR THE 2008 FISCAL YEAR.

PROPOSAL 3 – TO AUTHORIZE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

We are asking our shareholders to authorize our board of directors to amend our articles of incorporation to affect a “reverse split” of our issued and outstanding common stock.  By approving this proposal, the board of directors will be empowered to reverse split our common stock by combining 12 shares into one share.

The following table reflects the number of shares of common stock that would be outstanding as a result of the reverse split and the approximate percentage reduction in the number of outstanding shares based on 70,876,378 shares of common stock outstanding as of the Record Date.

Proposed Reverse Split Ratio	Percentage Reduction	Approximate Shares of Common Stock to be Outstanding After the Reverse Split
12 shares for one share	91.7%	5,906,365

Reasons for the Reverse Split

On September 18, 2008 we received a letter from the American Stock Exchange indicating that the low selling price of our common stock may not be suitable for auction market trading.  Over the three months preceding the date of the letter, the price per share of our common stock ranged between $0.06 and $0.10.  The American Stock Exchange indicated in its letter that, in accordance with Section 1003(f)(v) of the Amex Company Guide, we must undertake a reverse split of our common stock.  We have a reasonable time from the date of the letter to affect the reverse split.  If we fail to affect the reverse split within a reasonable time after receiving the letter, the American Stock Exchange may consider suspending dealings in, or removing from the list, our common stock.  In that event, we would become subject to the procedures and requirements of Section 1009 of the Amex Company Guide, which could, among other things, result in the staff initiating delisting proceedings.

Decreasing the number of shares of common stock outstanding should result in a proportionate adjustment to the price of our common stock, which should increase it.  For example, if the price of one share of our common stock is $0.06 on the date that the reverse split is effected, the reverse split should increase the market price to $0.72 per share ($0.06 x 12 = $0.72).  We cannot assure you that the market price for our common stock immediately following the reverse split will exceed the current market price or that an increase in the market price will be maintained for any period of time.

The reverse split will also benefit shareholders holding less than 12 shares of common stock.  Management believes that these shareholders may be deterred from selling their shares because of disproportionately high brokerage costs.  The reverse split will give shareholders who own fewer than 12 shares the opportunity to receive cash for their shares without having to pay brokerage commissions.  The cash payment will be equal to the average of the high and low trading prices of our common stock over the five trading days immediately prior to the effective date of the Amendment described below.  Any shareholder who owns fewer than 12 shares will receive a cash payment and will be eliminated.

Based on the foregoing, our board of directors determined that a reverse split of one share of common stock in exchange for 12 shares of common stock would be in the best interests of our company and its shareholders.  The criteria for determining the split ratio included the reasons discussed above.

Effectiveness of the Reverse Split and Mechanism for Share Exchange

If approved by the shareholders, the reverse split will become effective with the filing of an amendment (the “Amendment”) to our articles of incorporation with the Florida Secretary of State.  A copy of the Amendment is attached to this proxy statement as Annex 1.  The board of directors may abandon the Amendment, if the directors determine that it is in the best interests of the Company and our shareholders to do so.  If the board of directors determines that it is in the best interests of the Company and our shareholders to affect the reverse split, it will file the Amendment no later than March 31, 2009 unless other arrangements are made with the American Stock Exchange.

If the reverse split is approved, then each share of common stock outstanding will immediately and automatically be changed, as of the effective date of the Amendment, into one-twelfth of a share of common stock.  In addition, proportional adjustments will be made to the number of shares issuable upon exercise or conversion of, and the exercise price or conversion formula, of our outstanding options and warrants.

The table below illustrates, as of the Record Date, the number of shares of common stock that are issued and outstanding, the number of shares of common stock that are authorized and reserved for issuance and the number of shares of common stock that are authorized but unreserved.

Number of Shares Outstanding	Number of Shares Authorized and Reserved for Issuance	Number of Shares Authorized but Unreserved for Issuance
70,876,378	16,487,756	12,635,866

If the reverse split is approved, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio for the reverse split.  The par value of our common stock would remain unchanged at $0.001 per share and the number of authorized shares of common stock, which is 100,000,000, would remain unchanged.  Giving effect to the reverse split, the table below illustrates, as of the Record Date, the number of shares of common stock that will be issued and outstanding, the number of shares of common stock that will be authorized and reserved for issuance and the number of shares of common stock that will be authorized but unreserved.

Number of Shares Outstanding	Number of Shares Authorized and Reserved for Issuance	Number of Shares Authorized but Unreserved for Issuance
5,906,365	1,373,980	92,719,656

Except as discussed in proposal number 4 below and as indicated in the table above, we have no plans, proposals or arrangements to issue the additional shares that will be unreserved and available for issuance as a result of the reverse split.

No fractional shares of common stock will be issued in connection with the reverse split.  Instead, fractional shares will be rounded up to the next whole share.

Effect of Reverse Split and Potential Anti-Takeover Effect

Management does not anticipate that our financial condition, the percentage ownership of management, the number of our shareholders, or any aspect of our business will materially change as a result of the reverse split.  Because the reverse split will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed reverse split will not alter the relative rights and preferences of existing shareholders.  However, as noted above, the number of authorized shares of common stock will remain unchanged following the reverse split, but the number of shares of common stock outstanding will be decreased.  As a result, we could potentially issue (using the number of shares of common stock outstanding and the number of shares authorized and reserved for issuance as of the record date) a total of 92,719,656 additional shares of common stock, as opposed to a total of 12,635,866 additional shares of common stock that would have been available to issue had the reverse split not occurred.  Therefore, holders of our common stock could experience substantially greater dilution of their shareholdings if, in the future, we issue all of the authorized but unissued shares of common stock.

The effective increase in our authorized shares could also potentially be used by management to make it more difficult or to discourage a merger, tender offer or proxy contest or the removal of incumbent management.  Management could use the additional shares to resist a third-party transaction favored by a majority of the independent shareholders, even if it would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.  However, this proposal is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation or otherwise.

Neither our articles of incorporation nor our by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to our articles of incorporation or by-laws to institute anti-takeover provisions.  We do not presently have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse split.

Advantages and Disadvantages of the Reverse Split

The reason for the reverse split, and the major advantage of engaging in the reverse split, is to help us keep our listing on the American Stock Exchange.  With the exception of the low trading price of our common stock, we believe, although we cannot guarantee, that we meet all the criteria for continued listing.  If the reverse split is not completed, we expect that the American Stock Exchange will begin delisting proceedings. However, we cannot guarantee that the American Stock Exchange will not delist our securities, even if we affect the reverse split.

The main disadvantage to the reverse split is that we may issue the additional shares of common stock for the purpose of discouraging any potential takeover attempts, even if they are favored by the shareholders.

Exchange of Stock Certificates

Provided that the reverse split is approved by the shareholders, the board of directors will notify each holder of record with instructions for the surrender and exchange of certificates.

Based on the foregoing discussion, the board of directors requests that shareholders approve the following resolution in connection with the reverse split:

RESOLVED, that the shareholders hereby authorize the board of directors to file the Amendment to the Company’s articles of incorporation to effect a combination of the Company’s issued and outstanding common stock using the ratio 1:12, provided however, that at any time before the effective date of the Amendment, the board of directors may, by resolution, abandon the Amendment without further action by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” AUTHORIZING THE BOARD OF DIRECTORS TO AFFECT THE REVERSE SPLIT.

PROPOSAL 4 – TO SEEK APPROVAL OF THE ACQUISITION OF A 50% INTEREST IN SURREY CENTRAL CITY HOLDINGS LTD. AND THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN ACCORDANCE WITH THE TERMS OF A CONVERTIBLE PROMISSORY NOTE SIGNED IN CONJUNCTION THEREWITH

Section 712 of the Amex Company Guide requires approval by our shareholders for the acquisition of stock or assets of another company in the following circumstances:

(a)

if any individual director, officer or substantial shareholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more; or

(b)

where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more.

We intend to acquire a 50% interest in Surrey Central City Holdings Ltd. (“Surrey”), which is a party related to our chief executive officer and director, Mr. Abdul Ladha.  As part of this acquisition, we intend to pay a portion of the purchase price with a promissory note that can be converted into shares of our common stock, at the election of the seller.

Reason for the Acquisition

A significant segment of our business provides liquidation and merchandizing services, along with auction and point-of-sale technology, to businesses to assist them in managing the sale of their products.  On April 15, 2008 we announced that we had been notified by eBay that eBay intended to wind down the operations of its eBay Live Auctions platform effective December 31, 2008.  This decision, along with the continued weakness in the U.S. economy, has negatively impacted our liquidation and live auction broadcast services.  In order to address the adverse effect of these events on our revenues and operations, our management is currently considering whether to restructure our operations or to acquire or merge with another business.  However, in the absence of any immediate and definitive transaction, we intend to expand our investment and property development business.

To this end, on October 6, 2008 our board of directors approved a Development Agreement between the company and Mr. Ladha, Overture Development Corporation, Surrey and Bullion Reef Holdings Ltd. (“Bullion”).  Mr. Ladha is the sole officer, director and shareholder of Overture Development Corporation and the sole officer and director of Surrey.  Bullion is the sole shareholder of Surrey.  Mr. Ladha’s wife is the sole shareholder of Bullion.  A copy of the Development Agreement is attached to this proxy statement as Annex 2.

Surrey is the owner of 4 properties (collectively referred to as the “Property”) adjacent to 9655 King George Highway, Surrey, British Columbia.  We own 9655 King George Highway and are in the process of improving it with a retail facility of approximately 4,326 square feet and with a residential complex consisting of 111 condominiums of approximately 91,132 square feet.  Surrey intends to explore the potential of developing the Property by improving it with a residential 4-storey complex consisting of 76 condominiums of approximately 45,000 square feet.  Our board of directors believes that this development has significant potential and has determined that the acquisition of a 50% interest in Surrey will be in our best interests and in the best interests of our shareholders.

Description of the Transaction

Surrey has no assets other than the Property and no liabilities.  Surrey currently has 100 shares of common stock issued and outstanding, all of which are owned by Bullion.  We have agreed to purchase 50 of these shares from Bullion.  We have agreed to pay $1,347,440 for these shares.  The purchase price is based on an appraisal provided to us by an independent appraiser and a fairness opinion.  The purchase price may be adjusted upward in the event of either of the following occurrences.  The purchase price may be increased to reflect the increase in value that will accrue to the Property if Surrey decides to develop the Property with a 6-storey complex rather than a 4-storey complex.  The purchase price may also be increased to reflect the increase in value that will accrue to the Property if Surrey is able to acquire an adjacent lot owned by an unrelated third party.  Negotiations relating to this acquisition have been on-going and, if the adjacent lot is acquired, Surrey will be able to develop the Property, including the adjacent lot, with a significantly larger structure.  We intend to pay one-half of the purchase price in cash and the remainder of the purchase price with a promissory note.  The promissory note will be due on October 6, 2009 and will accrue simple interest at the prime rate announced by the Royal Bank of Canada plus 2% per annum.  The promissory note will include a provision that will allow Bullion to convert some or all of the principal amount and some or all of the accrued interest into shares of our common stock.  The number of shares of common stock to be issued to Bullion upon conversion of the principal and any accrued interest will be computed at 20% above the last sale price of one share of our common stock on the date on which the Development Agreement was executed.  The Development Agreement was executed on October 6, 2008.  The last sale price of our common stock on that date was $0.03.  Our purchase of the shares from Bullion is contingent upon receipt of the approval of our shareholders of the transaction, including the potential issuance of our common stock in payment of the promissory note and approval by the American Stock Exchange of the additional listing application we will be required to submit prior to issuing such shares.  We will only be required to submit an additional listing application if Bullion exercises its right to receive shares of our common stock, rather than cash, for some or all of the balance of the purchase price.

In the event that Surrey is unable to successfully obtain the approval of a preliminary development plan and a commitment for financing to complete the build-out of the Property, or if for any reason Surrey determines that the build-out of the Property is not in its best interests, notice of this event will be provided to us.  Within 20 days of receiving the notice, we may put the stock we purchased to Bullion and Bullion will, within 120 days from receiving our put notice, repurchase the stock by paying to us in cash the purchase price (including the adjustments described above, if any) less one-half of the expenses incurred by Surrey in its efforts to develop the Property.  This put right will expire 12 months from the date of the Development Agreement.

The Development Agreement anticipates that Mr. Ladha and Overture Development Corporation will provide services to Surrey in developing the Property.  These services include managing the build-out; working with government agencies to obtain approval of the development and obtaining the plans, permits and approvals required to complete the build-out; providing contractor’s services, including liaising with various trades to coordinate construction of the build-out and supervising and directing construction of the build-out; preparing and implementing a marketing plan; providing the construction bonds; and obtaining financing and home warranty coverage for the development.  Mr. Ladha and Overture Development Corporation will jointly receive 12.5% of the net profit (the “Developer’s Fee”) for providing these services.  The term “net profit” means the revenue received from the sale of the residential units after deducting expenses.  The term “expenses” includes, but is not limited to, all architectural, legal and professional fees; loan fees and interest paid on loans; fees, costs and taxes chargeable by any governmental authority; costs of insurance; and any and all costs related to the construction of the improvements.  Net profit is to be determined when the project receives a conditional occupancy permit and when any and all loans or other debt related to the project have been paid in full.  If the sale of the residential units included in the build-out of the Property fails to realize a net profit, Mr. Ladha and Overture Development Corporation will not receive the Developer’s Fee.  If units remain unsold following the payment in full of the loans or other debt related to the build-out of the Property, the Developer’s Fee will be paid as each such unit is sold.

Finally, the Development Agreement permits us to pay a Developer’s Fee to Mr. Ladha and Overture for providing services to us for the build-out of 9655 King George Highway, Surrey, British Columbia.  The Developer’s Fee for that project will be 25% of the net profit.

Effect of Issuance of Common Stock on our Shareholders

We are asking our shareholders to approve the terms of the acquisition of a one-half interest in Surrey and the issuance of shares of our common stock in payment of the promissory note that we will give to Bullion to acquire this interest.  If Bullion chooses to have the entire $673,720 of the purchase price (but no interest) paid with our common stock, we will issue a total of 1,559,537 shares to Bullion (assuming approval of the reverse split).  This issuance will have a dilutive effect on our shareholders.  It will also indirectly increase the number of shares of common stock owned and controlled by Mr. Ladha’s spouse.

Based on the foregoing discussion, the board of directors requests that shareholders approve the following resolution in connection with the acquisition of the capital stock of Surrey:

RESOLVED, that the shareholders hereby approve the acquisition of a one-half interest in Surrey Central City Holdings Ltd. pursuant to the terms of the Development Agreement and the issuance of shares of Ableauctions.com, Inc. common stock necessary to pay the promissory note in accordance with its terms.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE ACQUISITION OF A ONE-HALF INTEREST IN SURREY CENTRAL CITY HOLDINGS LTD. AND THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN ACCORDANCE WITH THE TERMS OF A CONVERTIBLE PROMISSORY NOTE SIGNED IN CONJUNCTION THEREWITH.

MANAGEMENT

Executive Officers

Abdul Ladha, Age 46

Mr. Ladha is our chief executive officer, president and chief financial officer.  For information regarding Mr. Ladha’s business experience, please see page 3 of this proxy statement.

Executive Compensation

The table below shows, for the fiscal years ended December 31, 2007 and 2006, compensation paid or accrued to our chief executive officer and the four most highly paid individuals whose total compensation exceeded $100,000.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus or Commis-sion ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation(1) ($)	Total ($)
Abdul Ladha President, CEO and CFO	2007	156,000	0	0	0	0	0	0	1562,000
Erick Richardson, Vice President and director, Unlimited Closeouts	2007	0	80,488	0	0	0	0	0	80,4888
Steve Gold, former Senior Account Manager of Unlimited Closeouts, Inc.	2007	0	191,969	0	0	0	0	0	191,969
Abdul Ladha President, CEO and CFO	2006	156,000	0	0	0	0	0	6,000	162,000
Erick Richardson, Vice President and director, Unlimited Closeouts	2006	0	207,500	0	36,000(2)	0	0	0	243,500
Paul Piotrowski, Manager of iCollector.com Technologies Ltd.	2006	0	128,344	0	20,000(3)	0	0	0	148,344
Steve Gold, former Senior Account Manager of Unlimited Closeouts, Inc.	2006	0	296,430	0	-	0	0	0	296,430

(1)

Car allowance.

(2)

The value of the option award was calculated using the Black-Scholes Option Pricing Model.  The assumptions used to calculate the value can be found in Note 17 of our financial statements for the fiscal year ended December 31, 2007.

(3)

The value of the option award was calculated using the Black-Scholes Option Pricing Model.  The assumptions used to calculate the value can be found in Note 17 of our financial statements for the fiscal year ended December 31, 2007.

Disclosure to Summary Compensation Table

Our compensation program consists of the following three components:

•

base salary;

•

bonuses; and

•

awards of options to purchase common stock from our 1999 Stock Option Plan and, for directors, our 2002 Stock Option Plan for Directors.

We believe that a combination of cash and options will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.

In setting the compensation for our sole executive officer, our board of directors looked primarily at his responsibilities, at salaries paid to others in businesses comparable to ours, at his experience and at our ability to replace him.  We expect the salary of our executive officer to remain relatively constant unless his responsibilities are materially changed.

Bonuses are used to reward performance, either by the individual or by the company.  Bonuses are discretionary.  No bonuses were granted to our executive officer during the 2007 fiscal year.  During the 2007 fiscal year, commissions that were awarded to Mr. Richardson, Mr. Piotrowski and Mr. Gold were based on revenue targets.

During the 2006 fiscal year we granted options to Mr. Richardson and Mr. Piotrowski as an incentive.  The number of shares covered by the awards was negotiated along with other components of their compensation.  No options were granted during the 2007 fiscal year.

We do not have a compensation committee.  The three independent members of our board of directors determine Mr. Ladha’s compensation.  The board of directors determines the compensation for our other highly compensated employees.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the outstanding equity awards granted to our highest paid employees as of December 31, 2007.  Equity awards granted to Mr. Ladha were granted in connection with his service as a director.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)

Abdul Ladha	1,454,231	0	0	$0.40	11/16/2014	0	0	0	0
Erick Richardson	1,600,000 450,000	0 450,000	0	$0.42 $0.35	08/24/2009 08/22/2008	0	0	0	0
Paul Piotrowski	250,000 250,000	250,000	0	$0.35 $0.42	08/22/2008 08/24/2009	0	0	0	0

Employment Agreements

On April 1, 2002 we entered into an employment agreement with our chief executive officer, Abdul Ladha.  The term of the agreement will continue until Mr. Ladha dies or is permanently disabled, we terminate the agreement for cause, we and Mr. Ladha mutually agree to terminate the agreement, Mr. Ladha elects to terminate the agreement or we elect to terminate the agreement.  If Mr. Ladha elects to terminate the agreement, he must give us at least 90 days written notice of his intent to terminate.  If we elect to terminate the agreement, we must give Mr. Ladha written notice equal to no less than the greater of one year or two months for each year of completed service.  In lieu of such notice, we can pay Mr. Ladha compensation for the notice period.  Mr. Ladha’s cash compensation is $156,000 per year, which may be increased by our board of directors.  Mr. Ladha also receives an automobile allowance of $500 per month and, upon execution of the agreement, he was granted options to purchase 1,000,000 shares of our common stock.

Compensation Paid to Members of our Board of Directors

We did not compensate our directors during the 2007 fiscal year.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2007 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements.

Material Legal Proceedings involving Affiliates

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater shareholder, or any associate of any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information as of October 28, 2008 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all of the shares of common stock shown as beneficially owned by the shareholder.

The following table is based on a total of 70,876,378 shares of common stock outstanding:

Name and Address(1)	Amount and Nature of Beneficial Ownership of Securities	Percent of Class

Abdul Ladha, director, chief executive officer, president and chief financial officer	26,152,175(2)(3)	32.2%
Barrett Sleeman, director	457,200(3)	0.6%
Dr. David Vogt, director	457,200(3)	0.6%
Michael Boyling, director	457,200(3)	0.6%

All current directors and executive officers as a group (4 persons)	27,523,775	34.0%

(1) The address of each of the above individuals is, c/o Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia V3K 3T8.

(2) Abdul Ladha, the sole executive officer of the Company, is a beneficiary of the Ladha (1999) Family Trust.  Hamilton Trust Company Limited is the trustee of the Ladha (1999) Family Trust.  Mr. Ladha disclaims beneficial ownership of the 3,006,875 shares held by the Ladha (1999) Family Trust.

(3) Consists of stock, warrants and options exercisable to acquire shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 1, 2007 we entered into a three year lease of approximately 2,851 square feet of storage space from Bullion Reef Holdings Ltd., a private company wholly-owned by Mr. Ladha’s spouse.  The monthly rent on the property, located at 3112 Boundary Road, Coquitlam, British Columbia, was approximately $1,777 based on a triple-net lease. In 2007 the building was sold and the lease was terminated with no penalty.

We market the condominium units being developed by our subsidiary, Axion Investment Corporation, using the brand name “Overture LivingTM”.  The mark “Overture Living™” belongs to Mr. Ladha.

On April 9, 2007 Mr. Ladha entered into a Securities Purchase Agreement with us pursuant to which he purchased units consisting of one share of our common stock, $0.001 par value, and a warrant to purchase three shares of our common stock.  The purchase price was $0.20 per unit, the last sale price of our common stock on Thursday, April 5, 2007, the last trading day prior to the purchase.  Mr. Ladha purchased a total of 2,941,175 units, representing 2,941,175 shares of common stock and warrants to purchase an additional 8,823,525 shares.  The total purchase price for the investment was $588,000.  The warrants have an exercise price of $0.20, a term of 10 years and will expire, if not exercised, on April 9, 2017.

From October 2007 through December 2007, we rented approximately 1,681 square feet of residential property adjacent to our development site at 9655 King George Highway from Surrey Central City Holdings Ltd. (“Surrey”), a private company.  Mr. Ladha is the sole officer and director of Surrey.  Bullion Reef Holdings Ltd. (“Bullion”) is the sole shareholder of Surrey.  All of the stock of Bullion Reef Holdings Ltd. is owned by Mr. Ladha’s spouse.  The rent for the three month period was $5,000, or approximately $1,666 per month.  We believe that we received fair value for the rent and that if we had paid an independent party, we would have paid approximately the same amount per month, based on market rents at the time.

At various times during the 2008 fiscal year, Mr. Ladha or his affiliates advanced funds to us which were used for working capital purposes.  The advances were as follows:

Date of Advance	Amount

May 23, 2008	$100,000.00
May 27, 2008	$100,000.00
July 15, 2008	$124,762.95
July 24, 2008	$374,288.85
September 11, 2008	$409,222.48
October 2, 2008	$118,652.88

All of the advances accrued interest at the rate of 5% per annum.  The advances made on May 23, 2008 and May 27, 2008 were repaid in cash on June 19, 2008 and June 24, 2008, respectively.  $384,000 in principal amount of the advances made on July 15, 2008 and July 24, 2008 was repaid on October 2, 2008, pursuant to the Agreement to Convert Debt described below.  The balance of the July 15, 2008 and July 24, 2008 advances, which totaled $115,051.80, as well as the advances made on September 11, 2008 and October 2, 2008 and the interest accrued on all of the advances (which totaled $3,174.64) was paid to Mr. Ladha by applying all of the amounts we owed to him against the exercise price for the purchase of 7,200,000 shares of common stock covered by the warrant described below.

On August 19, 2008 Mr. Ladha entered into an Agreement to Convert Debt with us.  Pursuant to the agreement, Mr. Ladha agreed to accept units consisting of 1 share of our common stock and a warrant to purchase 1.5 shares of our common stock as partial payment of certain loans made to us.  On July 15, 2008, Mr. Ladha loaned us $124,762.95 in principal amount and on July 24, 2008 Mr. Ladha loaned us $374,288.85 in principal amount.  The loans accrued interest at the prime rate as announced by Royal Bank of Canada plus 1% and were due on demand.  Pursuant to the agreement, Mr. Ladha agreed to accept units consisting of 4,800,000 shares of common stock and a warrant for the purchase of 7,200,000 shares of common stock as full payment of $384,000 in principal amount of the loans.  The number of units issued was computed by using the last sale price of our common stock on Tuesday, August 19, 2008, which was $0.08.  The warrant exercise price was $0.09 and the warrant term was 5 years.  This transaction was conditioned on the receipt of approval of our additional listing application from the American Stock Exchange.  We received approval of our additional listing application from the American Stock Exchange on October 2, 2008.  On that date we issued the units to Mr. Ladha, who immediately thereafter exercised the warrants as described above.

On October 6, 2008 we entered into a Development Agreement with Mr. Ladha, Overture Development Corporation (“Overture”), Surrey and Bullion.  For a more complete discussion of this agreement, please see the section of this proxy statement titled “Proposal 4 – To Seek Approval of the Acquisition of a 50% Interest in Surrey Central City Holdings Ltd. and the Issuance of Shares of our Common Stock in Accordance with the Terms of a Convertible Promissory Note signed in conjunction therewith”, which appears on page 10.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at our principal executive offices no later than the close of business on June 30, 2009.

Notice of intention to present a proposal at the 2009 annual meeting should be addressed to President, Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.  Any shareholder proposal for next year’s annual meeting submitted after June 30, 2009 will not be considered filed on a timely basis.  For proposals that are not timely filed, we retain discretion to vote the proxies we receive. For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement.

TRANSACTION OF OTHER BUSINESS

Management does not know of any matters to be brought before the meeting other than those referred to in this proxy statement.  If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained herein constitutes “forward-looking statements,” including without limitation statements relating to goals, plans and projections regarding our financial position and our business strategy.  The words or phrases “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “considers” or similar expressions are intended to identify forward-looking statements, as well as all projections of future results of operations or earnings.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the following:  risks related to technological change; the loss of our key personnel; our dependence on marketing relationships with auction houses, third party suppliers and strategic partners such as eBay; our ability to protect our intellectual property rights; government regulation of Internet commerce and the auction industry; dependence on the continued growth in use of the Internet; capacity and systems disruptions; uncertainty regarding infringing intellectual property rights of others; a downturn in the value of the real property that we own or that we are developing; risks over which we have no control, such as a general downturn in the economy which may adversely affect discretionary spending by consumers, and the other risks and uncertainties described herein.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this filing.  Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this filing.  Please read carefully the risk factors disclosed in the reports and in other filings we make with the Securities and Exchange Commission.

Management’s discussion and analysis of results of operations and financial condition are based upon our financial statements.  These statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making the estimates, judgments and assumptions referred to above.  Actual results may differ from these estimates under different assumptions or conditions.

The following discussion of our results of operations should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2007 which are included herein.

Overview

We provide liquidation and merchandizing services along with auction and point-of-sale technology to businesses to assist them with managing the sale of their products.  We also provide mortgages and loans to individuals and companies, and develop real estate.  We classify our business interests into three reportable segments: the auction, liquidation and technology business, which consists principally of liquidation and merchandizing services; mortgages and loans, which consists of mortgages, loans and other investments; and real property and property development, which consists principally of properties held for development.  We have included information in the discussion below about our websites.  Information included on our websites is not a part of this proxy statement.

Liquidation Services - We sell merchandise through our Unlimited Closeouts and Ableauctions’ liquidation stores located in California and British Columbia and through auctions we conduct in the United States and Canada.  We also generate revenues by providing inventory brokerage services at unlimitedcloseouts.com and unlimitedcloseouts.ca (www.unlimitedcloseouts.com).

Auction Broadcast Services – We broadcast business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA).  These auctions are facilitated using our proprietary technology (www.ableauctions.com/technology) through the website NAAonlinesolutions.com (www.NAAonlinesolutions.com).  Additionally, we broadcast antique and collectible auctions over the Internet for numerous galleries and auction houses throughout the world.  These auctions are facilitated using eBay’s live auction technology through the iCollector.com website (www.iCollector.com).

 We also provide auction-related products and services for a fee (www.icollectorlive.com/services.aspx)

Point-of-Sale (POS) Services - Through our subsidiary, Rapidfusion Technologies, Inc. (www.rapidfusion.com/technology), we sell to retailers, install and support our proprietary point-of-sale (POS) sales processing and reporting system.

Investment, Real Property Development and Lending - Our wholly owned subsidiary, Axion Investment Corporation, develops real estate and makes short term loans.  Ableauctions.com Inc. manages the investment of our cash and securities.  The return on these investments has helped support the development of our liquidation and auction businesses.

As of June 30, 2008, our investments were broken down as follows:

Type of Investment	Amount

Loans	$ 1,432,833
Real Property	$ 2,660,436
Real Property held for Development	$ 5,331,363
Investment in Joint Venture	$ 1,457,951

When we deem it necessary, we use the income earned by these investments to support our operations.

Currently, through Axion, we are developing a vacant parcel of land located at 9655 King George Highway.  We acquired the property in August 2005 for $1,270,000.

We are developing the property by improving it with a retail facility of approximately 4,326 square feet and with a residential complex consisting of 111 condominiums of approximately 91,132 square feet.  We expect revenue of approximately $24.9 million ($25.4 million CAD) from the sale of the commercial and residential units and we estimate that the cost to develop the property will be approximately $20.8 million ($21.2 million CAD).

We entered into agreements to pre-sell 100% of the 111 residential condominiums prior to construction and have collected approximately $2.32 million ($2.34 million CAD) in deposits that are being held in trust with Macdonald Realty Ltd.  We paid $341,446 ($366,749 CAD) to Macdonald Realty for its services to date. We have committed an additional $676,424 ($689,750 CAD) to be paid to Macdonald Realty for the balance of commissions and bonuses due upon the successful completion of the sales and the final transfer of property title.

We received a building permit from the City of Surrey to develop the property and we have advanced refundable performance bonds for service and work totaling $381,490 ($384,833 CAD) as commitment for the development.

On February 15, 2008 we entered into a Construction Management Agreement with Cantera Management Group Ltd. (“Cantera”) to manage the development of the project. In consideration of these services, we have agreed to pay Cantera a fixed fee of $542,316 ($553,000 CAD) over the term of the contract calculated on a percentage of completion basis.

On March 12, 2008, we obtained an updated conditional credit facility in the amount of $16.1 million ($16.42 million CAD) from the Royal Bank of Canada for the development of this project.

The credit facility is secured by guarantees from Axion and Ableauctions.com Inc., by a general security agreement covering all of the assets of Axion and by the property.  The advances accrue interest at the prime rate announced by Royal Bank of Canada plus 0.75% per annum. A fee of $47,073 ($48,000 CAD) was paid to the Royal Bank of Canada for arrangement of this credit facility.  Of this amount, $35,378 ($38,000 CAD) was paid during the 2007 fiscal year with the remaining balance paid in the first quarter of 2008.

The credit facility has been granted subject to a number of conditions, including appraisal of the project, the submission of an environmental report, the submission of a soils report, confirmation of permits and approvals, engagement of a project monitor, submission of a schedule of pre-sales contracts, the purchase of insurance, equity from Axion of approximately $4.75 million ($4.84 million CAD) on the development including the cost of the land, and fixed price contracts for at least 50% of the project’s hard construction costs prior to the initial draw and 80% by December 2008.

Construction Progress as of July 31, 2008: ($ CAD)

Expenses to Date:	$ 1,934,705
Contractual Commitments:	$ 3,975,531
Estimated Cost to Complete:	$ 12,341,529
Projected Costs of Construction:	$ 14,276,234
Variance from Original Construction Budget:	$ (151,719)
Current Loan from the Royal Bank of Canada:	$ 1,594,096

In addition to the Royal Bank of Canada credit facility, we have from time-to-time borrowed funds from our president and chief executive officer, Abdul Ladha, to cover cash shortfalls that occasionally result from timing issues that may temporarily prevent us from borrowing against the credit facility.  As of August 8, 2008, we had borrowed $500,000 from Mr. Ladha.

On April 28, 2008, construction of the project commenced and it is estimated that it will be completed by September 30, 2009.  If the development is suspended for any reason, including but not limited to our inability to obtain financing, permits or trades, we will not be able to recover all of our expenses.  There can be no assurance that the development will be successful or that developing the property in this manner will increase, or even maintain, its value.

In 2005, in an effort to increase shareholder value, diversify our assets and provide a reliable source of income, our board of directors approved the acquisition of the above-described development opportunity, which was brought to us by Mr. Ladha.  We have entered into a Development Agreement relating to this project with Mr. Ladha.  Additionally, we intend to acquire a 50% interest in Surrey Central City Holdings Ltd., a company controlled by Mr. Ladha, which owns four additional properties that are adjacent to this project.  Surrey intends to commence development of these properties.

Axion also holds a 1/3 interest in two vacant lots located in Langley, British Columbia. The lots are comprised of approximately 4.72 acres and are commonly known as 20514 - 80th Avenue and 20542 - 80th Avenue, Langley, British Columbia V3T 2V3.  The properties were purchased on August 14, 2006 for a purchase price of $3.42 million ($3.49 million CAD) and are currently being offered for sale at $4.2 million CAD.

In addition to property development, Axion provides short term loans to various businesses and individuals in Canada.  The loans typically have terms of one year, earn interest at the rate of approximately 10% and are secured by real estate, general security agreements and personal guarantees, as appropriate.  At June 30, 2008, Axion had approximately $1,432,833 outstanding in loans.

Trends, Events and Uncertainties

On April 15, 2008 we announced that we had been notified by eBay that it intends to wind down the operations of its eBay Live Auctions platform effective December 31, 2008.  This decision along with the continued weakness in the U.S. economy have negatively impacted our liquidation and live auction broadcast services operations.

The downturn in the U.S. economy has affected the capital available for purchasing goods that are not necessities.  The impact of this is evident in our liquidation operations, where revenues were approximately 27% lower during the 2007 fiscal year and approximately 42% lower during the six months ended June, 2008 compared to the same period in the previous year.  There can be no assurance that we will be able to increase our revenues from our operations during the remaining half of 2008.  Although we have implemented strong cost control measures to reduce recurring operating expenditures related to these business units, if the U.S. economy does not experience a significant recovery during the 2008 fiscal year, we expect that our operations will continue to be adversely affected. As a result, we are currently exploring all avenues to mitigate any further losses in this sector including the divestiture and possible liquidation or winding-down of these operations.

We are also actively exploring the possibility of merging with another entity.  Although we have spoken to several potential merger candidates about possible transactions, we have reached no agreement with any of them.

We have no off-balance sheet arrangements, special purpose entities or financing partnerships.

We currently have no commitments for capital expenditures.

Other than as described above and elsewhere in this report, we know of no trends, events or uncertainties that could impact our revenues or liquidity.

Critical Accounting Policies and Estimates

We have identified several accounting principles that we believe are key to an understanding of our financial statements.  These important accounting policies require management’s most difficult, subjective judgments.

Foreign Currency Translation

We have operations in both Canada and the U.S. with significant transactions in the currencies of both countries.  Consequently, we are exposed to and have experienced significant gains and losses in respect to foreign exchange.

We account for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”. We use the current rate method as the functional currency is the Canadian dollar. All assets and liabilities are translated at the current rates, while stockholder’s equity accounts are translated at the appropriate historical rate or rates. Revenues and expenses are translated at the weighted-average rate for the year. Gains and losses from restatement of foreign assets and liabilities are included in comprehensive income.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

Financial statements of our Canadian subsidiaries are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities.  Our investments in the structural capital of the Canadian subsidiaries have been recorded at the historical cost in U.S. dollars.  The resulting gains or losses are reported as a separate component of stockholders’ equity.  The functional currency of the Canadian subsidiaries is the local currency, the Canadian dollar.

Loans and Real Property

During the six months ended June 30, 2008, our investment in loans generated approximately $73,703 in revenues.  During the six months ended June 30, 2008, 10% of the value of our assets was held in the form of loans and 67% of the value of our assets was held in the form of real estate.

Type	Carrying Amount	% of Total Assets
Cash & Current Assets	$ 2,199,940	15%
Other Assets	$ 1,116,565	8%
Real Estate (head office)	$ 2,660,436	19%
Real Estate (development)	$ 5,331,363	38%
Real Estate (Joint Venture)	$ 1,457,951	10%
Loans	$ 1,432,833	10%
Total	$ 14,199,088	100%

Revenue Recognition

A substantial portion of our revenues are earned through non-traditional sources, particularly Internet auctions.  Our policies with respect to the timing and amount of revenue recognition from our auction activities are critical to an understanding of our financial statements.

Our net revenues result from fees and revenue associated with Internet based listing fees and auction activities.  Internet related listing fees are derived principally from enabling independent auction houses to simultaneously broadcast their auctions over the Internet.  These fees are recognized upon successful completion of each individual auction when the final terms of sales and commissions have been determined.

We generally earn revenues from our auction activities either through consignment sales, or through sales of inventory we purchase.  For consignment sales, we earn auction fees charged to consignees, and buyer’s premiums charged to purchasers, determined as a percentage of the sale price.  For inventory sales, we earn a profit or incur a loss on the sale, to the extent the purchase price exceeds or is less than the purchase price paid for such inventory.

For each type of auction revenue an invoice is given to the purchaser, and we recognize revenue, at the date of the auction.  The auction purchase creates a legal obligation upon the purchaser to take possession of and pay for the merchandise.  This obligation generally provides us with reasonable assurance of collection of the sale proceeds, from which our earnings are derived, including the fees from consignees and purchasers, as well as resale profits.

Segmented Information

Because we facilitate auctions and liquidations over the Internet, participants could come from anywhere in the world.  However, our business presence is in both Canada and the U.S.

In accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information”, we make required disclosures of information regarding our geographic segments.

Stock Based Compensation

The granting of stock options represents a very significant source of financing for us.  Consequently, the accounting policies by which we account for these options is critical to an understanding of our financial statements.

We have chosen to account for stock based compensation using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of our stock at the date of the grant over the amount an employee is required to pay for the stock.

We have adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” for stock options granted to employees and directors.  We disclose, on a supplemental basis, the pro-forma effect of accounting for stock options awarded to employees and directors, as if the fair value based method had been applied, using the Black-Scholes model.  On October 1, 2006, we adopted SFAS 123(R) which requires that employee stock option expense be recognized under the fair value method rather than the intrinsic value method.  We believe that the impact of the adoption of SFAS 123(R) will not be significant to our overall results of operations and financial position.

Income Taxes

Income taxes are provided for in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

We have net operating losses carried forward of approximately $9,500,000 which expire in years ranging from 2008 to 2026.  We have provided a full valuation allowance of approximately $3,045,000 on the deferred tax asset because of the uncertainty of realizability.

Contractual Obligations

We are committed under the following contractual obligations.

Contractual Obligations	Payments Due By Period
	Total	Less than 1 year	1 to 3 Years	3 to 5 Years	Over 5 Years

Operating lease obligations	$112,305	$ 62,854	$ 44,312	$ 5,139

As noted above, we are committed to payments with respect to agreements to lease office premises.

Results of Operations

Three months ended June 30, 2008 compared to the corresponding period in 2007

Revenues.  During the three months ended June 30, 2008, we had revenues of $849,859 compared to revenues of $1,833,973 during the same period in 2007, a decrease of $984,114 or approximately 54%.

The decrease in revenues is primarily the result of a 65% decrease in revenues from our liquidation services.  Revenues from our liquidation services totaled $510,831 (or approximately 60% of our total revenue) compared to revenues of $1,469,991 (or approximately 80% of our total revenue) during the same period in 2007.  The decrease in revenue from our liquidation service is due to a decrease in demand for liquidation inventory from top U.S. retailers and the general downturn in the U.S. economy which has affected the capital available for purchasing goods that are not necessities.

Revenues earned in the future from our liquidation services will fluctuate widely based upon seasonality, the inventory available, the timing of orders, and our ability to verify and ship orders on a timely basis.  We anticipate that revenues from our liquidation sector will continue to represent the majority of overall revenues.

Revenues from our subsidiary, iCollector, and from NAALive auction operations decreased by approximately 7% to $236,206 during the three months ended June 30, 2008, compared to $254,182 for the same period in 2007.  The number of auction sessions facilitated during the three months ended June 30, 2008 decreased by approximately 17% to 375 compared to 454 auction sessions for the same period in 2007.

Revenues from our proprietary point-of-sale (POS) sales processing and reporting system totaled $62,666 during the three months ended June 30, 2008, compared to $81,399 during the same period in 2007.  Approximately 25% of our revenues from POS system sales result from software maintenance and support contracts.  Future revenues from POS system sales are expected to fluctuate widely based upon seasonality and the timing of contract renewals.

During the three months ended June 30, 2008, we had investment income of $38,701 compared to $126,621 for the same period in 2007.  The decrease in investment income is a result of our shift in investment strategy towards real estate property development and away from marketable securities.  The investment in property development is longer term in nature and, as a result, returns will be realized on completion of projects.

The development project in Surrey, British Columbia is expected to be completed on approximately September 30, 2009 and is expected to generate revenue before expenses in excess of $25 million CAD if we are successful in completing the project on schedule and within budget.

Cost of Revenue.  Cost of revenue was $586,572 or approximately 69% of our revenues for the three months ended June 30, 2008, compared to $963,737, or approximately 53% of our revenues during the same period in 2007.  Cost of revenue for the three months ended June 30, 2008 increased on a percentage basis due to the write-down of inventory in the amount of $175,000.

Gross Profit. Gross profit was $263,287 or approximately 31% of total revenue for the three months ended June 30, 2008, compared to gross profit of $870,236 or approximately 47% of total revenue for the three months ended June 30, 2007.

Future gross profit margins may vary considerably from quarter-to-quarter depending on the performance of our various divisions.  We believe that over time, our gross profit as a percentage of revenue will range between 25% and 30%, based on the anticipated returns from our revenue streams.

Operating Expenses.   Operating expenses during the three month period ended June 30, 2008 were $705,860 or approximately 83% of revenue compared to $777,354 or approximately 42% of revenue during the three month period ended June 30, 2007.  Although we put a number of cost cutting measures in place as a result of the decrease in revenues from our liquidation operations, the effect of this was offset by the additional allowances we made for doubtful accounts during the period.  Operating expenses are expected to further decrease in the second half of the 2008 fiscal year as we realize the effects of additional cost cutting measures that were implemented later in the quarter.

During the three month period ended June 30, 2008, the cost of investor relations and shareholder information services was $26,396 as compared to $28,769 for the same period in 2007.  We expect the cost of investor relations in 2008 will remain steady throughout the year.

During the three month period ended June 30, 2008, salaries and benefits totaled $336,285 compared to $245,816 for the same period in 2007.  The increase of $90,469 or approximately 37% was due to a greater number of employees and increased benefits as compared to the previous year.

Total personnel expenses, including salaries and benefits, totaled $389,022 or approximately 55% of our operating expenses during the three-month period ended June 30, 2008 as compared to $503,227 or approximately 65% of our operating expenses during the three-month period ended June 30, 2007.  In addition to salaries and benefits, personnel expenses included management fees of $39,000 (compared to $39,000 for the same period in 2007), and commissions of $57,165 (compared to $218,411 for the same period in 2007).  Current cost cutting measures are expected to further reduce personnel expenses for the remainder of the year.

During the three-month period ended June 30, 2008, advertising and promotion expenses were $8,786 or approximately 1% of our operating expenses as compared to $15,360 or approximately 2% of our operating expenses for the three-month period ended June 30, 2007.

General overhead expenses increased by $50,720 or approximately 40%, to $178,400 during the three month period ended June 30, 2008 (compared to $127,680 for the same period in 2007).   General overhead expenses comprised approximately 25% (compared to approximately 16% for the same period in 2007) of our total operating expenses and approximately 21% (compared to approximately 6.96% for the same period in 2007) of our total revenue.  General overhead expenses include rent and utilities, which totaled $46,565, telephone, which totaled $14,573, travel related to operations, which totaled $45,224, repairs and maintenance, which totaled $1,906, automotive, which totaled $16,090, insurance, which totaled $6,423, website maintenance, which totaled $19,417 and office and administration expenses, which totaled $28,202.

Depreciation and amortization expense was $43,701 for the three-month period ended June 30, 2008 as compared to $31,909 for the three-month period ended June 30, 2007. Depreciation and amortization expense was higher during the three months ended June 30, 2008 due to amortization of our intangible assets.

Net Loss.  We realized a net loss of $457,151 or $(0.008) per share for the three months ended June 30, 2008 as compared to a net income of $189,573 or $0.003 per for the three months ended June 30, 2007.  The loss for the period ended June 30, 2008 is attributed primarily to the following:

-

loss from operations of $178,450

-

a write-down of inventory in the amount of $175,000

-

provision for doubtful accounts of $59,584

-

depreciation in the amount of $43,701

Six months ended June 30, 2008 compared to the corresponding period in 2007.

Revenues.  During the six months ended June 30, 2008, we had revenues of $1,647,747 compared to revenues of $2,848,884 during the same period in 2007, a decrease of $1,201,137 or approximately 42%.

The decrease in revenues is primarily attributable to a decrease in revenues earned from our liquidation services.  Revenues from our liquidation services totaled $944,076 (or approximately 57% of our total revenue) for the six months ended June 30, 2008, compared to revenues of $2,121,794 (or approximately 74% of our total revenue) during the same period in 2007, a decrease of $1,177,718 or approximately 56%.  The decrease in revenue from our liquidation service is due to a decrease in demand for liquidation inventory from U.S. retailers and the general downturn in the U.S. economy which has affected the capital available for purchasing goods that are not necessities.

Revenues earned in the future from our liquidation services will fluctuate widely based upon seasonality, the inventory available, the timing of orders, and our ability to verify and ship orders on a timely basis.  We anticipate that revenues from our liquidation sector will continue to represent the majority of overall revenues.

Revenues from our subsidiary, iCollector, and NAALive auction operations totaled $438,186 during the six months ended June 30, 2008, compared to $474,710 during the same period in 2007.  The number of auction sessions facilitated in the first two quarters of 2008 decreased by approximately 16% to 713 compared to 853 auction sessions for the same period in 2007.  The number of auction sessions may vary from quarter to quarter based on our clients’ product schedules.  The number of auctions facilitated may not reflect the total revenue realized by our live auctions business. In general, approximately 80% of our revenue is derived from approximately 13% of our live auction clients.

Revenues from our proprietary point-of-sale (POS) sales processing and reporting system totaled $185,756 during the six months ended June 30, 2008, compared to $193,315 during the same period in 2007.  Approximately 25% of our revenues from POS system sales result from software maintenance and support contracts.  Future revenues from POS system sales are expected to fluctuate widely based upon seasonality and the timing of contract renewals.

During the six months ended June 30, 2008, we had investment income of $73,703 compared to $239,964 for the same period in 2007.  The decrease in investment income is a result of our shift in investment strategy towards real estate property development and away from marketable securities.  The investment in property development is longer term in nature and, as a result, returns will be realized on completion of projects.

The development project in Surrey, British Columbia is expected to be completed on approximately September 30, 2009 and is expected to generate revenue before expenses in excess of $25 million CAD if we are successful in completing the project on schedule and on budget.

Cost of Revenues.  Cost of revenue was $1,001,082 or approximately 61% of our revenues during the six months ended June 30, 2008, compared to $1,503,828 or approximately 53% of our revenues during the same period in 2007. Cost of revenue for the six months ended June 30, 2008 increased on a percentage basis due to the write-down of inventory in the amount of $225,000.

Gross Profit.  Gross profit was $646,665 (or approximately 39% of revenues) for the six months ended June 30, 2008 as compared to $1,345,056 (or approximately 47% of revenues) for the six months ended June 30, 2007, a decrease of $698,391 or approximately 52%.   The decrease in gross profit as a percentage of revenue is a result of higher inventory write-downs that are reflected in the cost of sales.  Future gross profit margins may vary considerably from quarter-to-quarter depending on the performance of our various divisions.

Operating Expenses.  Operating expenses for the six months ended June 30, 2008 declined by $98,307, to $1,213,561 or approximately 74% of revenue as compared to $1,311,868 or approximately 46% of revenue for the six months ended June 30, 2007.  The increase in operating expenses as a percentage of revenue is attributable to a more rapid decrease in revenues earned from our liquidation services in the second quarter of 2008. Operating expenses are expected to decrease more significantly in the second half of the 2008 as we realize savings from the cost cutting measures implemented during the first half of the year.

Personnel expenses were $785,756 or approximately 65% of our operating expenses during the six months ended June 30, 2008 as compared to $875,361 or approximately 67% of our operating expenses during the six months ended June 30, 2007, a decline of $89,605 or approximately 10%.  These expenses consisted of salaries and benefits of $610,178 (compared to $477,029 for the six months ended June 30, 2007), management fees of $78,000 (compared to $78,000 for the six months ended June 30, 2007), and commissions of $97,578 (compared to $320,332 for the six months ended June 30, 2007).  The decrease in commissions is attributed to a decrease in revenue.  Salaries and benefits increased due to higher staffing requirements from 2007.  However, we anticipate that these personnel expenses will decrease during the remainder of the year.

Bad debts totaled $59,584 as we reassessed the recoverability of certain trade receivables and determined that our efforts to collect them have been unsuccessful and the amounts should be written off.

During the six months ended June 30, 2008, the cost of investor relations and shareholder information services was $50,066 as compared to $46,300 for the six months ended June 30, 2007, an increase of $3,766 or approximately 8%.  The cost of investor relations services are expected to remain consistent thru the 2008 fiscal year.

Professional fees, which are made up primarily of accounting fees and legal fees, totaled $43,377 during the six months ended June 30, 2008 as compared to $56,270 for the six months ended June 30, 2007, a decrease of $12,893 or approximately 23%.  Professional fees relate to the preparation of our Securities Exchange Act reports, the preparation of our American Stock Exchange filings and the audit of our financial statements.  Professional fees were higher in the 2007 fiscal year due to fees incurred as a result of increased legal transactions and the restatement of our financial statements.

During the six months ended June 30, 2008, advertising and promotion expenses were $15,372 or approximately 1% of our operating expenses as compared to $28,804 or approximately 2% of our operating expenses for the six months ended June 30, 2007, a decrease of $13,432 or approximately 47%.  Advertising and promotion expenses were lower as we refined our marketing efforts.

General overhead expenses (rent, utilities and property taxes, telephone, travel, repairs and maintenance, auto, insurance, website maintenance and office and administration expenses) totaled $257,245 or approximately 21% of total operating expenses during the six months ended June 30, 2008, an increase of $19,936 or approximately 8% over general overhead expenses of $237,309 or approximately 18% of total operating expenses for the six months ended June 30, 2007.  Rent, utilities, and property tax totaled $62,366, telephone expenses totaled $22,352, travel expenses totaled $59,834, repairs and maintenance expenses totaled $5,546, auto expenses totaled $19,118, insurance expenses totaled $13,835, website maintenance totaled $35,564 and office and administration expenses totaled $38,630.

We anticipate that overhead as a percentage of operating expenses and total revenue will decrease in future periods as we achieve certain economies from our operations.  We anticipate that the overall level of general overhead expenses in dollars will increase as our revenues increase.

Depreciation and amortization expense was $89,059 for the six months ended June 30, 2008 as compared to $71,291 for the six months ended June 30, 2007.  Depreciation and amortization expense was higher during the six months ended June 30, 2008 as we fully depreciated one of our intangible assets.

Operating Net Gain (Loss).  For the six months ended June 30, 2008, we realized a loss from operations of $582,252 before other items compared to a gain of $201,861 for the six months ended June 30, 2007.  We realized additional losses from other items (foreign exchange and joint venture) of $68,950 compared to additional gains of $7,710 from the same period in 2007.

We recorded net loss for the six months ended June 30, 2008 of $651,202, or $(0.011) per share, as compared to net income of $209,571 or $0.003 per share, for the six months ended June 30, 2007. The loss for the period is attributed primarily to the following:

-

loss from operations of $212,524

-

a write-down of inventory in the amount of $225,000

-

provision for doubtful accounts of $59,584

-

settlement on legal claim of $65,035

-

depreciation in the amount of $89,059

We intend to continue to find ways to reduce costs and expand our business, including through acquisitions.  We believe that revenues and earnings will increase as we grow.

Liquidity and Capital Resources

Our capital requirements, particularly as they relate to expansion, our plan to purchase inventory we liquidate, our continued development of our software for live auctions, and our real estate development projects, have been and will continue to be significant.  Our future cash requirements and the adequacy of available funds will depend on many factors, including the pace at which we are able to make acquisitions, the pace at which we can deploy our technology and related services to auction houses, the acceptance of our packaged services by our clients, the availability of merchandise to purchase for auction and liquidation and the rate of construction on our development projects.

To date, we have funded our operations with our revenues, with dividends and interest from our investments, with loans from Mr. Abdul Ladha, our chief executive officer, president, chief financial officer and a director, and with the proceeds from the sales of our securities.  A moderate portion of the revenue we earn has come from the auctions we hold through eBay and the National Auctioneers Association. eBay’s recent decision to shut down the operations of its eBay Live Auctions platform effective December 31, 2008 may have a material adverse affect on our operations and may result in the suspension of our business.

Currently, however, we believe that revenues from our operations together with interest earned on our loan portfolio and our cash on hand will be sufficient to satisfy our working capital needs for the remainder of this fiscal year.  During the next 12 months, if we need to raise additional capital, we intend to do so through public or private offerings of our securities or from loans, if we are able to obtain them.  We have no commitments for financing for our future needs and we cannot guarantee that financing will be available to us, on acceptable terms or at all.  Although Mr. Ladha has provided loans to us in the past, he is under no obligation to do so.  If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining loans, we may be required to curtail, or even to cease, our operations.

As of June 30, 2008 we had working capital of $2,105,501 made up of cash and cash equivalents of $241,332, accounts receivable of $694,681, employee receivable of $362,757, mortgages and loans receivable of $1,432,833, inventory of $795,467 and prepaid expenses of $105,703 all of which were offset by accounts payable and accrued liabilities of $95,940, deferred revenue of $694 and a bank loan of $1,430,638.

Cash used for operating activities totaled $787,898 due to a decrease in accounts payable and accrued liabilities during the six months ended June 30, 2008.  Our cash resources may decrease further if we complete an acquisition during 2008, experience a delay in our construction financing, or if we are unable to maintain positive cash flow from our business through 2008.

Net cash used in investing activities during the six months ended June 30, 2008 was $1,647,229. Cash was used for loan advances and to increase our investment in property held for development.  Net cash from financing activities during the six months ended June 30, 2007, was $1,096,321 which resulted from a bank loan of $1,470,625 less cash used for the purchase of treasury stock.

Subsequent Events

Subsequent to June 30, 2008, we entered into the following transactions:

On July 17, 2008 we made a loan in the amount of $1,728,054 ($1,750,000 CAD) to a commercial borrower.  The loan bears interest at 12% per annum (interest is receivable at $17,280 ($17,500 CAD) per month), with the principal due for repayment on July 17, 2009.  The loan is secured by a mortgage on the property and a general security agreement over the assets of the borrower.

In July 2008, Abdul Ladha advanced a loan in the amount of $500,000 CAD to us.  The loan bears interest at the prime rate as announced by the Royal Bank of Canada, plus 1.00% per annum, payable monthly, with the principal due for repayment on demand.

In October 2008, we entered into a Development Agreement with Abdul Ladha.  For a discussion of this agreement, please see the section of this proxy statement titled “Proposal 4 – To Seek Approval of the Acquisition of a 50% Interest in Surrey Central City Holdings Ltd. and the Issuance of Shares of our Common Stock in Accordance with the Terms of a Convertible Promissory Note signed in conjunction therewith”, which appears on page 10.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We believe that we do not have any material exposure to interest or commodity risks. We are exposed to certain economic and political changes in international markets where we compete, such as inflation rates, recession, foreign ownership restrictions, and trade policies and other external factors over which we have no control.

Our financial results are quantified in U.S. dollars and a majority of our obligations and expenditures with respect to our operations are incurred in U.S. dollars.

We may have significant market risks relating to our operations resulting from foreign exchange rates from our investments or if we enter into financing or other business arrangements denominated in currency other than the U.S. dollar.  Variations in the exchange rate may give rise to foreign exchange gains or losses that may be significant.

Year ended December 31, 2007 compared to the Year ended December 31, 2006, factoring in discontinued operations.

Revenues.  During the year ended December 31, 2007, we had revenues of $4,938,918 as compared to $6,243,865 during the year ended December 31, 2006, a decrease of 21%.  The decrease in revenues is a result of a 27% decrease in revenues from our liquidation services. Our liquidation business accounted for $3,574,616 for the 2007 fiscal year (72% of total revenue), compared to revenue of $4,917,198 for the 2006 fiscal year (79% of total revenue).   Specifically, the decrease in revenue from our liquidation service is the result of a decrease in demand of liquidation inventory from top retailers.

During the 2007 fiscal year, the revenue from our iCollector and NAALive auction was substantially unchanged from the previous year.

Our liquidation services accounted for 72% of total revenue for 2007.   We believe that the results of our liquidation business and the number of antique and collectible auctions we manage is directly related to the general economy of the United States, and that the current economic down-turn in the United States could continue to have a dampening effect on our revenues in those two areas of our business.

During the year ended December 31, 2007, we had investment income of $397,977 compared to $541,006 for the year ended December 31, 2006.  The decrease in investment income is a result of our shift in investment strategy towards real estate property development and away from marketable securities.  The investment in property development is longer term in nature and, as a result, returns will be realized on completion of projects.  As of December 31, 2007, our holdings in real estate totaled $8,368,281.

Operating Expenses.  Operating expenses totaled $2,994,064, or 61% of net revenues, for the year ended December 31, 2007 as compared to $2,816,617, or 45% of net revenues, for the year ended December 31, 2006.  Operating expenses remained substantially unchanged.  As a percentage of revenues, operating expenses increased significantly due to the decrease in revenue we experienced in 2007.  Management has implemented cost controls in order to reduce recurring operating expenditures and is expanding in other areas to supplement revenue.

Gross Profit and Cost of Revenues.  Cost of sales was $2,980,221 or 60% of our revenues for the year ended December 31, 2007, compared to $3,868,399, or 62% of our revenues during the same period in 2006.  Cost of sales for 2007 decreased as a result of lower revenues and also included a write-down of inventory in the amount of $163,415.

Gross profit was $1,958,697 or 40% of total revenue for the year ended December 31, 2007, compared to gross profit of $2,375,466 or 38% of total revenue for the year ended December 31, 2006.  The marginal increase in gross profit as a percentage of revenue is a result of improving the pricing and product offerings of our liquidation operations.  The increase also reflects the performance of our higher-profit auction broadcasting services group, the growth of which remained substantially unchanged while the revenues of the liquidation services groups dropped by 27%.

Future gross profit margins may vary considerably from quarter-to-quarter depending on the performance of our various divisions.

Net Loss.  We realized a net loss of $693,258 or $(0.011) per share for the year ended December 31, 2007 as compared to a net income of $167,233 or $0.003 per share for the year ended December 31, 2006.  The loss for the year ended December 31, 2007 is attributed to the following:

•

a write-down of inventory in the amount of $163,415,

•

depreciation in the amount of $194,737, and

•

a write-down of $225,111 to accounts receivable primarily due to the bankruptcy of an auction house located in the US.

Liquidity and Capital Resources

Set forth below are our estimated cash operating and capital budgets for operations, technology purchases, research and development and implementing our expansion strategy for the remainder of the fiscal year ending December 31, 2008:

Marketing	$ 50,000
Ongoing research and development	50,000
Expansion of inventories	300,000
Servers and operating systems	50,000
Working Capital	500,000
Investor Relations	50,000
Property Development	9,000,000
Required Capital:	$10,000,00

As of December 31, 2007, we had working capital of $4,238,590

We cannot assure you that our actual expenditures for the 2008 fiscal year will not exceed our estimated operating budget.  Actual expenditures will depend on a number of factors, some of which are beyond our control, including, among other things, unexpected costs related to our business, additional property development costs, acquisition and/or expansion costs, reliability of the assumptions of management in estimating costs and certain economic factors.

In the event we determine that we may be unable to meet our on-going capital commitments, we may take some or all of the following actions:

•

postpone expenditures on research and development;

•

reduce sales and marketing expenditures;

•

reduce general and administrative expenses through lay offs or consolidation of our operations;

•

suspend property development and liquidate holdings;

•

suspend or sell operations that are not economically profitable; or

•

sell assets, including licenses to our technologies.

Since 1999, we have funded our activities principally from any cash flow generated from our operations and our investments, a loan from Mr. Ladha, the private placement of our securities and the exercise of stock options.

In 2006, we had working capital of $6,810,115.  In 2007, our working capital decreased to $4,238,590.  We had cash and cash equivalents of $1,594,657, accounts receivables of $888,199, employee receivable of $298,464, loans receivable of $1,009,846, inventory of $817,448, and prepaid expenses of $37,055 minus current liabilities of $407,079 at December 31, 2007.  We anticipate that trade accounts receivables and inventory may increase during the 2008 fiscal year as we increase the number and frequency of our auctions, and as we expand our other business operations.

Cash flow from operating activities was $238,727 during the year ended December 31, 2007 as compared to $4,211,730 during the year ended December 31, 2006.  The change in operating cash flow between 2006 and 2007 was primarily due to the sale of our marketable securities in 2006.

Cash flow from investing activities during the fiscal year ended December 31, 2007 was $940,575.  We used proceeds from the repayment of loans to increase our investment in property held for development.  Cash flow from financing activities was $(690,021).  During the 2007 fiscal year, we consummated a private offering on April 9, 2007 with Mr. Abdul Ladha, an executive officer and a director.  Mr. Ladha purchased 2,941,175 units having a value of $0.20 per unit.  Each unit consisted of one share of common stock and a warrant to purchase three shares of common stock.  The warrants have a term of 10 years and an exercise price of $0.20 per share.  The negative cash flow from financing activities resulted from the repayment of a bank loan and the repurchase of shares of our common stock.

As of December 31, 2007, our holdings included the following:

Type	Carrying Amount	% of Total Assets
Cash & Current Assets	$ 3,635,823	25%
Other Assets	$ 1,405,436	10%
Real Estate (head office)	$ 2,736,657	19%
Real Estate (development)	$ 4,124,221	29%
Real Estate (Joint Venture)	$ 1,507,403	10%
Loans	$ 1,009,846	7%
Total	$ 14,419,386	100%

As noted above, during the fiscal year ended December 31, 2007, we received income of $397,977 from investments in securities and loans.

There are no guarantees, commitments, lease and debt agreements or other agreements that could trigger an adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited)

	JUNE 30	DECEMBER 31
	2008	2007
ASSETS
Current
Cash and cash equivalents	$241,332	$1,594,657
Accounts receivable – trade, net of allowance	694,681	888,199
Employee receivable	362,757	298,464
Mortgages and loans receivable	1,432,833	1,009,846
Inventory	795,467	817,448
Prepaid expenses	105,703	37,055
	3,632,773	4,645,669

Other receivable	-	215,067
Deposits	381,490	388,212
Intangible Assets	321,612	355,759
Property and Equipment	3,073,899	3,183,055
Property Held for Development	5,331,363	4,124,221
Investment in Joint Venture	1,457,951	1,507,403

	$14,199,088	$14,419,386

LIABILITIES
Current
Accounts payable and accrued liabilities	$95,940	$398,629
Deferred revenue	694	8,450
Bank loan	1,430,638	-
	1,527,272	407,079

SHAREHOLDERS’ EQUITY
Capital Stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
60,752,641 common shares at June 30, 2008
65,348,009 common shares at December 31, 2007	60,752	65,348
Additional paid-in capital	37,085,825	37,881,636

Deficit	(26,032,057)	(25,380,855)
Accumulated Other Comprehensive Income	1,784,755	2,115,740
Treasury Stock, at cost	(227,459)	(669,562)
	12,671,816	14,012,307
Contingent Liabilities	$14,199,088	$14,419,386

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	3 MONTHS ENDED JUNE 30		6 MONTHS ENDED JUNE 30
	2008	2007	2008	2007

Net Revenues
Sales	$849,859	$1,833,973	$1,647,747	$2,848,884

Cost of Revenues	586,572	963,737	1,001,082	1,503,828
Gross Profit	263,287	870,236	646,665	1,345,056
Investment Income	38,701	126,621	73,703	239,964
	301,988	996,857	720,368	1,585,020
Expenses
Operating expenses	705,860	777,354	1,213,561	1,311,868
Depreciation and amortization	43,701	31,909	89,059	71,291
	749,561	809,263	1,302,620	1,383,159
(Loss) Income from Operations	(447,573)	187,594	(582,252)	201,861

Other Items
Share of net income (loss) of joint venture	(8,275)	1,979	(7,563)	7,710
Settlement of legal claim	-	-	(65,035)	-
Foreign exchange gain (loss)	(1,303)	-	3,648	-
	(9,578)	1,979	(68,950)	7,710

Income (Loss) for the Period	$(457,151)	$189,573	$(651,202)	$209,571

Basic (loss) Earnings per Share	$(0.008)	$0.003	$(0.011)	$0.003
Diluted (loss) Earnings per Share	$(0.008)	$0.003	$(0.011)	$0.003

Weighted Average Number Of Shares Outstanding:
Basic	59,339,362	64,927,841	60,136,059	63,674,302
Diluted	59,339,362	64,927,841	60,136,059	63,674,302

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(Unaudited)

	3 MONTHS ENDED JUNE 30		6 MONTHS ENDED JUNE 30
	2008	2007	2008	2007

(Loss) Income for the Period	$(457,151)	$189,573	$(651,202)	$209,571
Other Comprehensive (Loss) Income, net of tax
Foreign currency translation adjustments	79,679	924,231	(330,985)	1,030,089

Consolidated Comprehensive (Loss) Income	$(377,472)	$1,113,804	$(982,187)	$1,239,660

Basic and Diluted Comprehensive (Loss) Income per Share	$(0.006)	$0.017	$(0.016)	$0.019

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	6 MONTHS ENDED JUNE 30
	2008	2007

Cash Flows from Operating Activities
Income (Loss) for the period from continuing operations	$(651,202)	$209,571
Non-cash items included in net Income:
Depreciation and amortization	89,059	71,291
Stock based compensation	16,000	21,224
Joint Venture (Income) loss	7,563	(7,710)

Changes in operating working capital items:
(Increase) Decrease in accounts receivable	184,602	(321,872)
(Increase) Decrease in inventory	10,948	27,996
(Increase) Decrease in prepaid expenses	(71,201)	(98,836)
(Increase) Decrease in employee receivable	(65,389)
Increase (Decrease) in accounts payable and accrued liabilities	(300,542)	(39,115)
Increase (Decrease) in deferred revenue	(7,736)	19,706
Net cash used in (from) operating activities	(787,898)	(117,745)

Cash Flows from Investing Activities
Purchase of property and equipment, net	(24,366)	(240,164)
Purchase of property held for development	(1,369,893)	(1,833,362)
Loan advances	(464,037)	(1,268,838)
Loan repayment	-	1,155,702
Investment in joint venture	-	(116,634)
Other receivables	215,067	(65,700)
Deposits	(4,000)	(462,386)
Note receivable	-	1,931
Net cash from (used in) Investing Activities	(1,647,229)	(2,829,451)

Cash Flows from Financing Activities
Proceed from Bank Loan	1,470,625	1,257,744
Repayment of Bank Loan	-	(548,694)
Purchase of Treasury Stock	(374,304)	-
Proceeds from issuance of capital stock, net	-	528,235
Net cash from (used in) financing activities	1,096,321	1,237,285

Change in Cash and Cash Equivalents For The Period	(1,338,806)	(1,709,911)
Cash and Cash Equivalents, Beginning Of Period	1,594,657	1,004,558
Effect of Exchange Rates on Cash	(14,519)	1,030,089

Cash and Cash Equivalents, End of Period	$241,332	$324,736

1.

BUSINESS AND BASIS OF ORGANIZATION

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc.  On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

The Company provides liquidation and merchandising services along with auction and point-of-sale technology to businesses to assist them with managing the sale of their products.  The Company also provides mortgages and loans to individuals and companies, and develops real estate property.  The Company classifies its business interests into three reportable segments: Auction, Liquidation & Technology Business: consisting principally of liquidation and merchandizing services; Mortgages and Loans: consisting of mortgages, loans and other investments and Real Property & Property Development: consisting principally of properties held for development.  Financial information for Ableauctions.com’s various reportable segments is presented in Note 11.

The Company's operating subsidiaries are:

Unlimited Closeouts, Inc., a U.S. based liquidation business.

Jarvis Industries Ltd., a Canadian based liquidation business

Icollector.Com Technologies Ltd., a Canadian based Internet auction facility.

Rapidfusion Technologies Inc., a Canadian based Internet auction business.

Gruv Development Corporation, a Canadian based real estate

Axion Investment Corp., a Canadian based investment business.

1963 Lougheed Holdings Ltd., a Canadian based real estate holding company

AAC Holdings Ltd., a Canadian-based holding company (incorporated on April 24, 2007)

0716590 B.C. Ltd., a Canadian based real estate holding company

The unaudited consolidated financial statements of the Company at June 30, 2008 include the accounts of the Company and its wholly-owned subsidiaries, and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission (“SEC”).  Accounting policies used in fiscal 2008 are consistent with those used in fiscal 2007.  The results of operations for the six month period ended June 30, 2008 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2008.  These interim financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2007 and the notes thereto included in the Company’s Form 10KSB filed with the SEC on March 31, 2008.  The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

2.

MORTGAGES & LOANS RECEIVABLE

	June 30, 2008	December 31, 2007
i) Loan advanced originally in the amount of $115,000 CAD and increased by $10,000 CAD, bears interest at 10.9% per annum (receivable at $1,133 ($1,135 CAD) per month), with the principal due for repayment on January 31, 2009, and secured by a mortgage on the property of the borrower.	122,586	116,010

ii) Loan advanced in the amount of $230,000 CAD, bears interest at 10% per annum (receivable at $1,913 ($1,917 CAD) per month), with the principal due for repayment on April 4, 2007. The loan was subsequently renewed under the same terms and is due for repayment on December 1, 2008. The loan is secured by a mortgage on the property of the borrower and a General Security Agreement.	225,556	232,018

iii) Loan advanced to an employee in the amount of $55,000 CAD, bears interest at 10% per annum (receivable at $457 ($458 CAD) per month), with the principal due for repayment on February 9, 2009, and secured by a mortgage on the property of the borrower and a personal guarantee of the borrower.	53,937	55,482

iv) Loan advanced in the amount of $237,000 CAD, bears interest at 10% per annum (receivable at $1,971 ($1,975 CAD) per month), with the principal due for repayment on May 27, 2007, and secured by a mortgage on the property of the borrower. The loan is extended month-to-month pending renewal.	232,421	239,080

v) Loan advanced in the amount of $179,060 CAD, bears interest at 10% per annum (receivable at $1,489 ($1,492 CAD) per month), with the principal due for repayment on May 1, 2008, and secured by a mortgage on the property of the borrower. The loan was subsequently renewed under the same terms and is due for repayment on May 1, 2009. On August 1, 2008, the loan was repaid in full.	175,601	180,632

vi) Loan advanced in the amount of $140,000 CAD, bears interest at 15% per annum (receivable at $1,747 ($1,750 CAD) per month), with the principal due for repayment on March 31, 2008, and secured by a mortgage on the property of the borrower. The loan was subsequently renewed under the same terms and is due for repayment on March 31, 2009.	137,295	141,229

vii) Loan advanced on August 7, 2007 in the amount of $45,000 CAD, bears interest at 9.75% per annum (receivable at $ 332 ($333 CAD) per month), with the principal due for repayment on August 8, 2008, and secured by a mortgage on the property of the borrower and personal guarantees.	44,131	45,395

viii) Loan advanced in the amount of $450,000 CAD, bears interest at 9.5% per annum (receivable at $3,924 ($3,932 CAD) per month), with the principal due for repayment on January 27, 2009, and secured by a mortgage on the property of the borrower.	441,306	-

	$1,432,833	$1,009,846

3.

RELATED PARTY TRANSACTIONS

a)  During the six month period ended June 30, 2008, the Company incurred $78,000 (2007: $78,000) in management fees to a director of the Company.

b)  At June 30, 2008, a balance of $362,757 (December 31, 2007: $298,464) owed from employees to the Company as a result of overpayments in commissions, which will be offset by commissions to be paid in the following quarters.

c)  At March 31, 2008, included in Other receivable is a balance of $116,902 ($120,000 CAD), (December 31, 2007: $121,053 ($120,000 CAD) owing from Charan Singh, a director of Township Holdings Ltd., an entity of which the Company’s wholly-owned subsidiary, Axion Investment Corp. is a shareholder, and the project coordinator for the Gruv Development (see Note 6).  The loan balance that was due on May 1, 2008 was deemed to be paid in full as it was offset against amounts owing to Charan Singh for services related to the Gruv project

d)  During the periods ended June 30, 2008 and 2007, the Company marketed condominium units being developed in Surrey, using the brand name “Overture LivingTM”.  The mark, “Overture Living™” belongs to Abdul Ladha, the Company’s President.  Mr. Ladha did not receive compensation for the use of this mark.

e)  During the six month period ended June 30, 2007, the Company incurred rent expense of $ 14,867 to a private company owned by the wife of the Company’s president.  Subsequently, on July 31, 2007, pursuant to the sale of the property, the rental agreement was reassigned to an unrelated company, 796257 BC Ltd.

4.

PROPERTY HELD FOR DEVELOPMENT

On August 3, 2005, the Company entered into a Contract of Purchase and Sale (the “Agreement”) for property located at 9655 King George Highway, Surrey, British Columbia (the “Property”).  The Agreement was subject to the Company’s satisfactory investigation of the development potential of the Property.  This investigation was completed on August 9, 2005, at which time the Company released to the seller, Imara Venture Ltd. (the “Seller”), a down payment of $41,195 to be credited against a total purchase price of $1,270,000.  The remaining balance was paid in cash on August 15, 2005.  The purchase price was negotiated between the Company and the Seller, who are not related to each other.

The Company, through Axion, is developing the Property which consists of approximately 1.46 acres that is zoned for mixed commercial and residential use.  The Company intends to develop the Property by improving it with a retail facility of approximately 4,326 square feet and with a residential complex of approximately 91,132 square feet which will consist of 111 condominiums (the “Development”).  The Company’s wholly-owned subsidiary, Gruv Development Corporation, is developing this project.

On March 16, 2007, the Company filed a disclosure statement with the Superintendent of Real Estate under the Real Estate Development Marketing Act of British Columbia to pre-sell the units.  The Company engaged the services of Platinum Project Marketing Group and Macdonald Realty Ltd. (the “Agent”) to market the strata lots and, by May 9, 2007, the Company had entered into agreements to pre-sell 100% of the condominiums prior to construction and collected approximately $2.32 million ($2.34 million CAD) in deposits that are being held in trust with Macdonald Realty Ltd.  If the Company is successful in selling all of the condominiums, it expects to receive sale proceeds of approximately $24.9 million ($25.4 million CAD). The Agent has been paid $341,446 ($366,749 CAD) for services provided to date. The Company is committed to additional commissions and bonuses to be paid in the amount of $676,424 ($689,750 CAD) upon the successful completion of the sales and transfer of Strata lots.

The Company has obtained a building permit from the City of Surrey and has advanced performance bonds for service and work totaling $381,490 ($384,833 CAD) to the City of Surrey, as commitment for the development.  On satisfactory completion of the intended service and work, the City of Surrey will refund the deposits to the Company.

On February 15, 2008, the Company entered into a Construction Management contract with Cantera Management Group Ltd. (“Cantera”) to manage the development of the project. In consideration for their services, the Company has agreed to pay Cantera a fixed fee of $542,316 ($553,000 CAD) over the term of the contract calculated on a percentage of completion basis.

On March 12, 2008, the Company obtained an updated conditional credit facility from the Royal Bank of Canada for the development in Surrey in the amount of $16.1 million ($16.42 million CAD).

The credit facility is secured by guarantees from Axion Investment Corporation and Ableauctions.com Inc., by a general security agreement covering the assets of Axion Investment Corporation and by the property.  The advances will accrue interest at the rate of the prime rate set by Royal Bank of Canada plus .75% per annum, payable monthly. A fee of $47,073 ($48,000 CAD) was advanced to the Royal Bank of Canada for the arrangement of this credit facility.

The credit facility has been granted subject to a number of conditions, including appraisal of the project, the submission of an environmental report, the submission of a soils report, confirmation of permits and approvals, engagement of a project monitor, submission of a schedule of pre-sales contracts, the purchase of insurance, expenditures of approximately $4.75 million ($4.84 million CAD) on the development including the cost of the land, and fixed price contracts for at least 50% of the project’s hard construction costs prior to the initial draw and 80% by December 2008.

As of June 30, 2008 draws totalling $1,118,234 CDN had been made against the credit facility.  Borrowings are to be repaid from 100% of the net sales proceeds received on the closing of sales of units in the Project.  In any event, all borrowings shall be repayable in full by December 31, 2009.

4.

PROPERTY HELD FOR DEVELOPMENT (Continued)

On April 28, 2008, construction of the project commenced and it is estimated that it will be completed by November 30, 2009. If the development is suspended for any reason, including but not limited to the Company’s inability to obtain any additional financing that may be required or additional permits, the Company will not be able to recover all of its expenses.  There can be no assurance that the development will be successful or that developing the property in this manner will increase or even maintain its value.

5.

INTANGIBLE ASSETS

Intangible assets are comprised of the following:

	JUNE 2008
	COST	ACCUMULATED AMORTIZATION	NET

Affilitate related relationship	100,000	30,833	69,167
Intellectual property	338,034	85,589	252,445
	$ 438,034	$ 116,422	$ 321,612

	DEC 2007
	COST	ACCUMULATED AMORTIZATION	NET

Affilitate related relationship	100,000	25,833	74,167
Intellectual property	338,034	56,442	281,592
	$ 438,034	$ 82,275	$ 355,759

On June 1, 2005, the Company made a cash payment in the amount of $100,000 to an unrelated third party as consideration for exclusive rights relating to that party’s auction services.  The cost is amortized on a straight-line basis over ten years.

During the 2007 and 2006 years, the Company incurred development costs to enhance the current on-line auction technology.  These costs include fees paid to programmers to develop the systems, software and processes related to the enhancement.  The Company completed the final stage in July 2007, and has started to amortize the costs over the estimated useful life of the technology of three years beginning in July 2007.

6.

INVESTMENT IN JOINT VENTURE

a)

On July 14, 2006 Axion Investment Corp. (“Axion”), a wholly-owned subsidiary of the Company, entered into a Joint Venture Agreement (the “Agreement”) with two unrelated parties, Canitalia Industries (“Canitalia”) and 449991 B.C. Ltd. (“449991”), to form a joint venture for the purpose of purchasing two vacant lots located in Langley, B.C. for development (the “Project”).  On July 28, 2006, Axion entered into a supplemental agreement with these two parties in respect to an arrangement for a bank loan to fund the purchase price and related expenses of acquiring the properties in the Project.

b)

Pursuant to the Agreement, a new company, Township Holdings Ltd. (“THL”), has been formed and is equally and jointly owned by the three partners.  All expenses incurred and all profits earned by THL in conjunction with the Project are to be allocated in equal shares among Axion and the two unrelated parties.  The initial deposit was provided by Axion and 449991 BC Ltd.  The total purchase price of the property to be developed was $3.42 million ($3.49 million CAD).  During the 2006 year, Axion paid its share of the investment in the amount of $1,441,913 CAD.

Pursuant to the agreement of July 28, 2006, Axion was to advance a loan to one of the unrelated parties to pay for its portion of the purchase price.  During the 2006 year, Axion advanced a loan in the amount of $516,028 to two shareholders of this party for a one year term, bearing interest rate at 10% per annum.  The loan was repaid during the 2006 year.

c)

On March 13, 2007, Axion authorized  Envision Credit Union (“ECU”) to make a demand loan to THL in the amount of $1.30 million ($1.4 million CAD) for the benefit of the other two shareholders, Canitalia and 449991 (the “Loan”).  The parties have acknowledged that the Loan is for the sole benefit of 449991 and Canitalia and have agreed that none of THL, Axion or the president of the Company will have responsibility for payments of the Loan and that THL, Axion and the president will be fully indemnified for any expenses or payments they become liable for thereunder.  In exchange for the Loan, ECU received a promissory note from THL requiring the payment of interest only at the rate of prime plus 1% per annum until ECU demands payment of the principal.  The loan is secured with a mortgage against the Property and a security interest in the personal property of THL.  ECU also required Axion and the president of the Company to enter into a Debt Service Agreement.

Pursuant to the Debt Service Agreement, the president and Axion agree that they will be responsible for the monthly interest payments required by the promissory note in the event that 449991 and Canitalia fail to make the payments as required.

If 449991 and Canitalia default on the loan obligation to ECU, Axion will be entitled, but not obligated, to purchase the shares of stock in THL that are owned by the responsible parties at a price discount to market.  If Axion exercises its right to purchase the stock owned by the responsible parties, then it will have no further recourse against 449991 and Canitalia for payment of the Loan.  If Axion does not exercise its right to purchase the stock owned by the responsible parties, then the responsible parties agree that they shall indemnify and hold the president, Axion and THL harmless from and against any amounts that they or any of them may pay in order to bring the Loan into good standing or to prevent ECU from foreclosing on its security, including, without limiting the generality of the foregoing, any payments of principal, interest, and legal fees made by Axion, the president or THL.

d)

The Company estimated a value of $40,535 for the above guarantee, and has provided a provision of $40,535 for the guarantee liability, which is included in accounts payable and accrued liabilities at June 30, 2008.

e)

The Company considered the limited exception contained in FIN 46R exempting from consideration as a Variable Interest Entity a joint venture that is a business, under certain conditions.  In the Company’s view, this joint venture meets these conditions.

6.

INVESTMENT IN JOINT VENTURE (Continued)

f)

Summarized financial statements for the joint venture investment:

	June 30, 2008	Dec 31, 2007
Balance Sheet
Assets	$3,407,918	$3,256,580
Liabilities	-	-
Equity	3,407,918	3,256,580

	3 months ended June 30		6 months ended June 30
Statement of Operations	2008	2007	2008	2007
Revenue	$849	$5,639	$3,034	$23,448
Expenses	25,668	260	25,722	319
Net Income (Loss)	(24,819)	5,379	(22,688)	23,129

7.

CONTINGENT LIABILITIES

a)

The Company is ordinarily involved in claims and lawsuits, which arise in the normal course of business.  Except as disclosed below, in managements opinion none of these claims will have a significant effect on the Company’s financial condition.

b)

The Company is a defendant in several legal actions commenced by certain trade creditors of one of its wholly-owned US subsidiaries.  The ultimate liability, if any, arising from this action is not expected to exceed $20,000 and will be recorded at the time of that determination, if necessary.

8.

SETTLEMENT OF LEGAL CLAIM

On April 2, 2008, a former employee and agent, Mr. Steve Gold and Gold Network, Inc. (collectively, the “Plaintiffs”), filed a legal action against the Company for breach of contract relating to commissions they alleged were not paid to them.  The action was filed in the Superior Court of Ventura County, California.  On May 2, 2008 the Company reached an agreement with the Plaintiffs regarding the dispute and paid the sum of $65,000 to the Plaintiffs in exchange for a release of their claims.   The Company has recorded the full amount as “settlement of legal claim” in the Statement of Operations for the period ended June 30, 2008.

9.

BANK LOAN

On October 11, 2006, the Company arranged for a credit facility in the amount of $1,785,714 ($2,000,000 CAN) (the “Credit Facility”) from the Royal Bank of Canada (the “Bank”).  The Credit Facility bore interest at the prime rate as announced by the Bank, plus 0.50% per year.  Blended payments of interest and principal in the amount of $14,914 CAN are due each month.  Principal is due to be paid in full on the last day of a two to five year term chosen by the Company on the date of a draw down.  Repayment of the Credit Facility is secured by a mortgage, which includes an assignment of rents, against the property where the Company’s head office is located and a guarantee and postponement of claim signed by the Company in favor of the Bank. As of June 30, 2008, the amount of the loan was $299,108.

On May 1, 2007, the Company arranged for an unsecured credit facility in the amount of $35,000 from Bank of America at an interest rate of 9.24% per annum payable monthly.

10.

CAPITAL STOCK

Stock-based Compensation

During the 6 month period ended June 30, 2008, the Company recognized an expense of $16,000 in respect to stock options granted in the 2006 year, which are vested as of June 30, 2008.

Treasury Stock

For the 6 month period ended June 30, 2008, the Company repurchased 2,886,255 shares for a total cost of $374,304.  The Company intends to continue buying back its common stock from time to time, at the discretion of the board of directors, with its available cash resources.

Warrants

On January 4, 2008, 795,384 of the warrants that were exercisable at $0.80 per share expired.

11.

SUBSEQUENT EVENTS

Subsequent to June 30, 2008, the Company entered into the following transactions:

a)

On July 17, 2008 the Company made a loan to a commercial borrower in the amount of $1,728,054 ($1,750,000 CAD), bearing interest at 12% per annum (interest is receivable at $17,280 ($17,500 CAD) per month), with the principal due for repayment on July 17, 2009.  The loan is secured by a mortgage on the property and a general security agreement over the assets of the borrower.

b)

In July 2008, the president of the Company advanced a loan in the amount of $500,000 CAD to the Company.  The loan bears interest at the prime rate as announced by the Royal Bank, plus 1.00% per annum payable monthly, with the principal due for repayment on demand.

12.

SEGMENTED INFORMATION

a)

The Company has three reportable segments:

- Auction, Liquidation and Technology Business segment

- Real Property and Property Development segment

- Investment segment

Through the Auction, Liquidation and Technology Business segment, the Company provides auction broadcast technology, liquidation and merchandizing services, and technology to businesses in assisting them with managing the sale of their products.

This segment information consists of the operations of the following subsidiaries: iCollector, Jarvis, Unlimited Closeouts and Rapidfusion.

Through the Real Property and Property Development segment, the Company manages its real property and property development.  This segment information consists of 1963 Lougheed Holding Ltd., a holding company owning the real property located at 1963 Lougheed Highway, Coquitlam, B.C., Gruv Holding Corporation, which owns the Company’s real estate project located at 9655 King George Highway, Surrey, Gruv Development Corporation, 0716590 B.C. Ltd. and the Company’s interest in the Township Holdings’ joint venture.

12.

SEGMENTED INFORMATION (Continued)

Through the Mortgages and Loans segment, the Company manages its marketable securities, mortgages and loans to third parties.  This segment consists of investments by Axion Investment Corporation, Ableauctions.com Inc and AAC Holdings Ltd.

Through the Investment segment, the Company manages its marketable securities and loans to third parties.  This segment consists of investments by Axion Investment Corporation, Ableauctions.com Inc and AAC Holdings Ltd.

The Other segment encompasses all other activities of the Company including management, investor relations and other office expenses incurred by Ableauctions.com Inc., which are also included in determining this segment’s profits.

The Company's reportable segments are strategic business units that offer different products and services and are managed separately.

b)

Following is the segmented information for the six month period ended June 30, 2008:

	Real Property & Property Development	Mortgages & Loans	Auction Liquidation & Technology Businesses	Other	Total
External revenue by market
US	-	-	1,322,189	-	1,322,189
Canada	79,729	-	223,920	-	303,649
Other	-	-	21,909	-	21,909
Total revenue from external customer	79,729	-	1,568,018	-	1,647,747
Interest income	-	73,703	-	-	73,703
Interest expense	2,161	-	-	-	2,161
Depreciation & amortization	18,789	-	70,270	-	89,059
Segment profit	35,452	55,238	(383,779)	(358,113)	(651,202)
Segment assets	9,849,184	1,603,387	2,679,134	67,383	14,199,088
Expenditures on long-lived assets	1,369,893	-	24,366	-	1,394,259
Investment in joint venture	1,457,951	-	-	-	1,457,951

12.

SEGMENTED INFORMATION (Continued)

Following is the segmented information for the six month period ended June 30, 2007:

	Real Property & Property Development	Mortgages & Loans	Auction Liquidation & Technology Businesses	Other	Total
External revenue by market
US	-	-	2,742,347	-	2,742,347
Canada	59,065	-	23,736	-	82,801
Other	-	-	23,736	-	23,736
Total revenue from external customer	59,065	-	2,789,819	-	2,848,884
Investment income	-	239,964	-	-	239,964
Interest expense	35,321	-	-	-	35,321
Depreciation and amortization	18,816	-	52,475	-	71,291
Segment profit	(71,089)	304,585	134,646	(158,571)	209,571
Segment assets	6,177,165	6,070,557	3,712,034	43,718	16,003,474
Expenditures on long-lived assets	2,063,581	-	9,945	-	2,073,526
Investment in joint venture	1,361,613	-	-	-	1,361,613

c)

On April 15, 2008, the Company was notified by eBay that eBay intends to wind down the operations of its eBay Live Auctions platform effective December 31, 2008.  This event may cause the Company to suspend the live auction segment of its business.  The Company’s subsidiary, iCollector.com, currently derives approximately $700,000 in annual revenue (or 14% of the Company’s total revenues) from auctions broadcast on the eBay Live Auctions platform.

13.

OPERATING EXPENSES

3 MONTHS ENDED JUNE 30			6 MONTHS ENDED JUNE 30
	2008	2007	2008	2007

Operating Expenses
Accounting and legal	$41,511	$51,465	$43,377	$56,270
Advertising and promotion	8,786	15,360	15,372	28,804
Automobile	16,090	4,081	19,118	4,677
Bad debts	59,584	30,583	59,584	32,503
Commission	57,165	218,411	97,578	320,332
Interest expense	2,161	20,270	2,161	35,321
Insurance	6,423	6,973	13,835	18,604
Investor relations and shareholder information	26,396	28,769	50,066	46,300
Management fees	39,000	39,000	78,000	78,000
Office and administration	28,202	22,101	38,630	47,765
Rent, utilities, and property tax	46,565	31,103	62,366	48,995
Repairs and maintenance	1,906	13,108	5,546	26,241
Salaries and benefits	292,857	245,816	610,178	477,029
Telephone	14,573	10,236	22,352	20,674
Travel	45,224	17,776	59,834	23,449
Website Maintenance	19,417	22,302	35,564	46,904

Total operating expenses	705,860	777,354	1,213,561	1,311,868

14.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“FAS”) No. 141 (Revised 2007), “Business Combinations” (“FAS 141(R)”). FAS 141(R) establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interests in the acquiree, as well as the goodwill acquired. Significant changes from current practice resulting from FAS 141(R) include the expansion of the definitions of a “business” and a “business combination.” For all business combinations (whether partial, full or step acquisitions), the acquirer will record 100% of all assets and liabilities of the acquired business, including goodwill, generally at their fair values; contingent consideration will be recognized at its fair value on the acquisition date and, for certain arrangements, changes in fair value will be recognized in earnings until settlement; and acquisition-related transaction and restructuring costs will be expensed rather than treated as part of the cost of the acquisition. FAS 141(R) also establishes disclosure requirements to enable users to evaluate the nature and financial effects of the business combination.

14.

RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

FAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is not permitted. We are currently evaluating the potential impact of this statement.  In December 2007, the FASB issued FAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An amendment of ARB No. 51” (“FAS 160”). FAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is a third-party ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, FAS 160 requires the consolidated statement of income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. FAS 160 also requires disclosure on the face of the consolidated statement of income of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. FAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is not permitted. We are currently evaluating the potential impact of this statement.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”), to partially defer FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”). FSP 157-2 defers the effective date of FAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008. We are currently evaluating the impact of adopting the provisions of FAS 157 as it relates to non-financial assets and liabilities.

In March 2008, the FASB issued FAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“FAS 161”). FAS 161 amends and expands the disclosure requirements of FAS 133, “Accounting for Derivative Instruments and Hedging Activities” and requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for financial statements issued for fiscal periods beginning after November 15, 2008. Earlier adoption is not permitted. We do not believe the adoption of FAS 161 will have a material impact on our consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) FAS 142-3, “Determination of Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS 142, “Goodwill and Other Intangible Assets.” FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives. FSP FAS 142-3 is effective for fiscal years beginning after December 15, 2008. Earlier adoption is not permitted. We are currently evaluating the potential impact the adoption of FAS FSP 142-3 will have on our consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ableauctions.com Inc.:

We have audited the accompanying consolidated balance sheet of Ableauctions.com, Inc. as of December 31, 2007, and the related consolidated statements of operations, comprehensive income, cash flows and stockholders’ equity for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Ableauctions.com, Inc. as at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Vancouver BC	/s/ STS PARTNERS LLP
March 24, 2008	CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ableauctions.com Inc.:

We have audited the accompanying consolidated balance sheet of Ableauctions.com Inc. as of December 31, 2006, and the related consolidated statements of operations, comprehensive income, cash flows and stockholders’ equity for the year then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Ableauctions.com Inc. as at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Bellingham, Washington	/s/ TELFORD SADOVNICK, P.L.L.C.
March 26, 2008	CERTIFIED PUBLIC ACCOUNTANTS

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

	DECEMBER 31

	2007	2006
ASSETS
Current
Cash and cash equivalents	$1,594,657	$1,004,558
Accounts receivable – trade, net of allowance	888,199	1,406,250
Employee receivable	298,464	30,514
Mortgages and loans receivable	1,009,846	4,092,852
Inventory	817,448	860,643
Prepaid expenses	37,055	47,849
Notes receivable	-	1,931
	4,645,669	7,444,597

Other receivable	215,067	99,961
Deposits	388,212	-
Intangible Asset	355,759	430,534
Property and Equipment	3,183,055	2,857,322
Property Held for Development	4,124,221	1,455,031
Investment in Joint Venture	1,507,403	1,237,269

	$14,419,386	$13,524,714
LIABILITIES
Current
Accounts payable and accrued liabilities	$398,629	$85,788
Deferred revenue	8,450	-
Bank loan	-	548,694
	407,079	634,482
STOCKHOLDERS’ EQUITY
Capital Stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
65,348,009 common shares at December 31, 2007
62,406,834 common shares at December 31, 2006	65,348	62,406
Additional paid-in capital	37,881,636	37,319,119
Deficit	(25,380,855)	(24,687,597)
Accumulated Other Comprehensive Income	2,115,740	196,304
Treasury Stock, at cost (2007: 3,585,376 shares)	(669,562)	-
	14,012,307	12,890,232
Contingent Liabilities
Commitments	$14,419,386	$13,524,714

Approved By The Directors:
“Abdul Ladha”	“Barrett Sleeman”

The accompanying notes are an integral part of these consolidated financial statements

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

DECEMBER 31, 2007

	YEAR ENDED DECEMBER 31

	2007	2006

Net Revenues
Sales & Commissions	$4,938,918	$6,243,865
Cost of Revenues	2,980,221	3,868,399
Gross Profit	1,958,697	2,375,466

Investment Income	397,977	541,006

	2,356,674	2,916,472
Operating Expenses
Accounting and legal	124,973	151,174
Advertising and promotion	60,990	109,491
Automobile and travel	77,056	99,103
Bad debts	225,111	12,664
Commission	423,564	863,736
Depreciation and amortization of fixed assets	194,737	180,504
Insurance	37,615	32,326
Interest	52,012	33,786
Investor relations and shareholder information	111,906	28,690
Management fees, salaries and benefits	1,243,207	992,017
Office and administration	112,821	107,968
Rent, utilities and maintenance	170,070	84,711
Telephone and internet	160,002	120,447
	2,994,064	2,816,617
(Loss) from Operations	(637,390)	99,855

Other Items
Foreign exchange gain (Loss)	(67,221)	42,660
Share of net income of joint venture	11,353	-
Loss on sale of Asset	-	(1,413)
Gain on sale of property held for development	-	26,131
	(55,868)	67,378

(Loss) for the Year	$(693,258)	$167,233

Basic (loss) Earnings per Share	$(0.011)	$0.003
Diluted (loss) Earnings per Share	$(0.011)	$0.003

Weighted Average Number of Shares Outstanding:
Basic	63,775,539	62,406,834
Diluted	63,775,539	62,406,834

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME

DECEMBER 31, 2007

	YEAR ENDED DECEMBER 31

	2007	2006

(Loss) Income for the Year	$(693,258)	$167,233

Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustments	1,919,436	(154,180)

Consolidated Comprehensive Income	$1,226,178	$13,053

Basic and Diluted Comprehensive Earnings per Share	$0.019	$0.000

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

DECEMBER 31, 2007

	YEAR ENDED DECEMBER 31

	2007	2006
Cash Flows from Operating Activities
(Loss) Income for the year from continuing operations	$(693,258)	$167,233
Non-cash items included in net loss:
Depreciation and amortization	194,737	180,504
Stock-based compensation	37,224	51,848
Loss on sale of asset	-	1,413
Joint Venture Income	(11,353)
Gain on sale of property held for development	-	(26,131)
	(472,650)	374,867
Changes in operating working capital items:
(Increase) Decrease in accounts receivable	599,478	143,317
(Increase) Decrease in inventory	126,418	406,134
(Increase) Decrease in prepaid expenses	13,256	220,509
Decrease in marketable securities	-	3,091,017
(Increase) Decrease in employee receivable	(256,902)	(30,514)
Increase (Decrease) in accounts payable and accrued liabilities	221,939	6,400
Increase (Decrease) in deferred revenue	7,188	-
	238,727	4,211,730
Cash Flows from Investing Activities
Purchase of property and equipment, net	(34,267)	(28,882)
Purchase of property held for development	(1,816,545)	(92,133)
Proceeds from sale of property held for development	-	322,134
Loan advances	(186,464)	(3,017,522)
Loan repayments	3,420,332	1,080,139
Investment in intangible assets	-	(127,634)
Investment in joint venture	-	(1,237,269)
Other receivables	(82,977)	(99,961)
Deposits	(361,435)	-
Note receivable	1,931	3,237
	940,575	(3,197,891)
Cash Flows from Financing Activities
Proceed from bank loan	-	548,694
Repayment of Bank Loan	(548,694)	(1,395,349)
Exercise of stock options	-	36,000
Proceeds from issuance of capital stock, net	528,235
Purchase of treasury stock	(669,562)
	(690,021)	(810,655)

Effect of Exchange Rates on Cash	100,818	(154,180)
Change in Cash and Cash Equivalents for the Year	489,281	203,184
Cash and Cash Equivalents, Beginning Of Year	1,004,558	955,554
Cash and Cash Equivalents, End of Year	$1,594,657	$1,004,558

Supplemental Disclosures With Respect To Cash Flows (Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

DECEMBER 31, 2007

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE INCOME	TREASURY STOCK, AT COST	DEFICIT	TOTAL STOCKHOLDERS’ EQUITY

Balance, December 31, 2005	$ 62,406,834	$62,406	$37,231,271	$350,484	$-	$(24,854,830)	$12,789,331

Exercise of stock options			36,000				36,000
Deferred option plan compensation			51,848				51,848
Translation adjustment				(154,180)			(154,180)
Income for the year						167,233	167,233

Balance, December 31, 2006	62,406,834	$62,406	$37,319,119	$196,304	$-	$(24,687,597)	$12,890,232

Issuance of capital stock	2,941,175	2,942	226,725				528,235
Repurchase of treasury stock					(669,562)		(669,562)
Stock-based compensation			37,224				37,224
Translation adjustment				1,919,436			1,919,436
Income (loss) for the year						(693,258)	(693,258)

Balance, December 31, 2007	$65,348,009	$65,348	$37,583,068	$2,115,740	$(669,562)	$(25,327,166)	$14,012,307

The accompanying notes are an integral part of these consolidated financial statements.

1.

BUSINESS AND BASIS OF ORGANIZATION

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc.  On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

The Company provides liquidation and merchandising services along with auction and point-of-sale technology to businesses to assist them with managing the sale of their products.  The Company also provides mortgages and loans to individuals and companies, and develops real estate property.  The Company classifies its business interests into three reportable segments: Auction, Liquidation & Technology Business: consisting principally of liquidation and merchandizing services; Mortgages and Loans: consisting of mortgages, loans and other investments and Real Property & Property Development: consisting principally of properties held for development.  Financial information for Ableauctions.com’s various reportable segments is presented in Note 21.

The Company's operating subsidiaries are:

Unlimited Closeouts Inc., a U.S. based liquidation business.

Jarvis Industries Ltd., a Canadian based liquidation business.

Icollector.Com Technologies Ltd., a Canadian based Internet auction facility.

Rapidfusion Technologies Inc., a Canadian based Internet auction business.

Gruv Development Corporation, a Canadian based real estate

Axion Investment Corp., a Canadian based investment business.

Gruv Holdings Corp., a Canadian-based real estate holding company.

1963 Lougheed Holdings Ltd. a Canadian based real estate holding company

AAC Holdings Ltd., a Canadian-based holding company (incorporated on April 24, 2007)

Effective December 31, 2007, two of the subsidiaries, Axion Investment Corp. and Gruv Holdings Corp. were amalgamated retaining the name of Axion Investment Corp.

2.

COMPARATIVE FIGURES

In the financial statements for the fiscal year ended December 31, 2006, the Company presented the proceeds from sales of marketable securities as investment activities in the statements of cash flows, rather than as operating activities as required by SFAS 115.  The following presents the effect on the Company’s previously issued financial statements for the year ended December 31, 2006.  There is no effect on the financial statements for the year ended December 31, 2007.

Statement of cash flows for the year ended December 31, 2006:

	Previously	Increase
	Reported	(Decrease)	Amended
Cash flow from operating activities	$ 1,120,713	$ 3,091,017	$4,211,730
Cash flow from investing activities	(106,874)	(3,091,017)	(3,197,891)

3.

SIGNIFICANT ACCOUNTING POLICIES

a)

Principles of Consolidation

These consolidated financial statements include the accounts of Ableauctions.com, Inc. and its wholly-owned subsidiaries, from the dates of acquisition.  Any significant inter-company balances and transactions have been eliminated.

b)

Foreign Currency Translation

The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). The Company uses the current rate method as the functional currency is the Canadian dollar. All assets and liabilities are translated at the current rates, while stockholder’s equity accounts are translated at the appropriate historical rate or rates. Revenues and expenses are translated at the weighted-average rate for the year. Gains and losses from restatement of foreign assets and liabilities are included in comprehensive income.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

Financial statements of the Company's Canadian subsidiaries (see Note 1) are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities.  The Company's investments in the structural capital of the Canadian subsidiaries have been recorded at the historical cost in U.S. dollars.  The resulting gains or losses are reported as a separate component of stockholders' equity.   The functional currency of the Canadian subsidiaries is the local currency, the Canadian dollar.

c)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the period.  Actual results could differ from those estimates.

d)

Cash and Cash Equivalents

Cash and cash equivalents includes cash and highly liquid investments with original maturities of three months or less.

e)

Marketable Securities

The Company accounts for its trading securities in accordance with SFAS 115 – Accounting for Certain Investments in Debt and Equity Securities, which governs the accounting for all debt and equity securities that have a readily determinable fair value.  The Company’s marketable securities consist of term deposits, bonds, income trusts and equity.  These investments are recorded on the balance sheet at fair value and are recorded on the statement of cash flows as a component of operating activities.  These investments represent a substantial portion of the Company’s overall income, and accordingly unrealized and realized income and losses from these investments are included in the statement of operations.

f)

Accounts Receivable

The Company's accounts receivable primarily includes amounts due from its customers. The carrying value of each account is carefully monitored with a view to assessing the likelihood of collection. An allowance for doubtful accounts is provided for as an estimate of losses that could result from customers defaulting on their obligations to the Company. In assessing the amount of allowance required, a number of factors are considered including the age of the account, the credit worthiness of the customer, payment terms, the customer's historical payment history and general economic conditions.

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)

Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, employee receivable, loans receivable, other receivable, deposits, and accounts payable and accrued liabilities approximated fair value at December 31, 2007.

h)

Inventory

Inventory is stated at the lower of cost and estimated net realizable value using the average cost method.

i)

Software Development

The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs.  Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred.  Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

j)

Property and Equipment

Property and equipment are recorded at cost.  The cost of property and equipment is depreciated using the declining balance method at the following annual rates:

Building	4%
Furniture and fixtures	20%
Server equipment	10%
Computer equipment	30%
Computer software	10%
Vehicles	30%

Leasehold improvements are amortized using the straight-line method over the terms of the leases.

k)

Intangible Assets

Intangible assets are recorded at cost and amortized on a straight-line basis over the life of the agreement.

l)

Impairment of Long-Lived Assets

The Company periodically evaluates potential impairments of its long-lived assets, including property and equipment, and intangibles with definite lives.  The Company tests the recoverability of the assets whenever events or changes in circumstances indicate that its carrying amount may not be recoverable.  When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets.  If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

m)

Investment in Joint Venture

The Company accounts for its investment in joint venture on an equity basis.

n)

Warranty

The Company provides all of its home buyers with a limited warranty as to workmanship and mechanical equipment.  The Company also provides many of its home buyers with a limited ten-year warranty as to structural integrity. The Company accrues for expected warranty costs at the time each home is closed and title and possession have been transferred to the buyer.

o)

Revenue Recognition

Auction/ liquidation and technology business

The Company's net revenues result from fees and revenue associated with internet based listing fees and auction activities.  Internet related listing fees are derived principally from enabling independent auction houses to simultaneously broadcast their auctions over the Internet. These fees are recognized upon successful completion of each individual auction when the final terms of sales and commissions have been determined.

The Company generally earns revenues from its auction activities either through consignment sales, or through sales of inventory purchased by the Company.  For consignment sales, the Company earns auction fees charged to consignees, and buyer's premiums charged to purchasers, determined as a percentage of the sale price.  For inventory sales, the Company earns a profit or incurs a loss on the sale, to the extent the purchase price exceeds or is less than the purchase price paid for such inventory.

For each type of auction revenue, an invoice is rendered to the purchaser, and revenue is recognized by the Company, at the date of the auction.  The auction purchase creates a legal obligation upon the purchaser to take possession of, and pay for the merchandise.  This obligation generally provides the Company with reasonable assurance of collection of the sale proceeds, from which the Company's earnings are derived, including the fees from consignees and purchasers, as well as resale profits.

Mortgages and Loans

(a)

Mortgages are stated at cost which includes amounts advanced and applicable charges, less repayments.

(b)

Interest is accounted for on the accrual basis for amounts advanced unless a mortgage is identified as impaired.  For amounts committed but unadvanced, recognition of such fees as revenue would be deferred until the advance of the loan.

(c)

A mortgage is classified as impaired when, in the opinion of management, there is reasonable doubt as to the ultimate collectibility of principal and interest.

(d)

When a mortgage is identified as impaired, the accrual of interest is discontinued.  A provision for estimated losses is recorded when the principal and accrued interest exceed the estimated net underlying value of the security or if management otherwise feels a provision would be prudent.

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

Real property and property development

a)

Real estate rental

Rental income in respect to commercial and residential property leases is recognized on a straight-line basis over the lease term.

b)

Real property sale

For condominium development projects, profit is recognized on the percentage-of-completion method in respect to individual units sold on a pre-sale basis, when all the following criteria are met:

i.

Construction is beyond a preliminary stage.

ii.

The buyer may only receive a refund in the circumstances of non-delivery of the unit.

iii.

Sufficient units have already been sold to assure that the entire property will not revert to rental property.

iv.

Sales prices are collectible.  Pursuant to EITF 06-8, the collectibility of the sales price is assessed by the Company primarily based on the adequacy of the buyer’s continuing investment in the form of non-refundable deposits, and the age and location of the property.    The credit standing of the buyer is taken into account if known.

v.

Aggregate sales proceeds and costs can be reasonably estimated.

Deposits received in respect to sales which do not meet the criteria for revenue recognition described above shall be accounted for as deposits until the criteria are met.

No revenue related to condominium sales has been recognized by the Company as at December 31, 2007.

All revenue and costs related to the project are deferred until the completion of the development and the successful completion of the sales and transfer of Strata lots.

p)

Acquisitions and Goodwill

All business acquisitions have been accounted for under the purchase method and, accordingly, the excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill in the consolidated balance sheet.  The results of operations, changes in equity and cash flows of acquired companies are included in operations only for the period between the date of acquisition and the end of the financial year.

All goodwill arising from acquisitions of businesses was written off in previous periods.

q)

Advertising Costs

The Company recognizes advertising expenses in accordance with Statement of Position 98-7, "Reporting on Advertising Costs".  As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used.

r)

Earnings Per Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128").  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

s)

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, based upon currently available information, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

t)

Accounting for Uncertainty in Income Tax

In June 2006, the FASB issued FASB interpretation No. 48.  Accounting for Uncertainty in Income Tax - an interpretation of FASB Statement No. 109("Fin 48"), which clarifies the accounting for uncertainty in income tax positions.  This interpretation requires that the Company recognize in the consolidated financial statements the tax benefits related to tax positions that are more likely than not to be sustained upon examination based on the technical merits of the position.  The provisions of Fin 48 became effective to Ableauctions.Com Inc. as of the beginning of the Company's 2007 fiscal year.  The guidance has had no cumulative impact on the accumulated deficit of the company as at January 1, 2007.

u)

Segmented information

Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes standards for reporting information about the operating and geographic segments of the Company's business.  Effective January 1, 2006, the nature and extent of the Company's operations are such that it operates in three reportable segments, as an auction house and liquidator, a property developer and an investment company.  Information regarding the Company's geographic segments is set forth in Note 20.

v)

Stock-Based Compensation

Prior to January 1, 2006, the Company had followed the provisions of SFAS 123, "Accounting for Stock-Based Compensation," as amended by SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." Accordingly, the Company accounted for stock-based compensation under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, using the intrinsic value method.  Compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.  The Company discloses on a supplemental basis, the pro-forma effect of accounting for stock options awarded to employees and directors, as if the fair value based method had been applied, using the Black-Scholes model.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized as of December 31, 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123.  Results for prior periods have not been restated.

w)

Reclassifications

Certain reclassifications of prior year's balances have been made to conform to the current format on the consolidated financial statement.

4.

MORTGAGES & LOANS RECEIVABLE

	December 31, 2007	December 31, 2006

i) Loan advanced on October 15, 2005 in the amount of $115,000 CAD, bears interest at 10.9% per annum (receivable at $972($1,045 CAD) per month), with the principal due for repayment on October 15, 2006, and secured by a mortgage on the property of the borrower. The loan was subsequently renewed under the same terms and is due for repayment on January 31, 2009.	116,010	98,679

ii) Loan advanced on October 17, 2005 in the amount of $2,200,000 CAD, bears interest at 9.75% per annum (receivable at $16,641 ($17,875 CAD) per month), with the principal due for repayment on October 17, 2006, and secured by a mortgage on the property of the borrower and personal guarantees. The loan was not repaid on the due date and the Company applied for an Order Nisi, which was granted on July 9, 2007. The loan was repaid on August 8, 2007.	-	1,887,763

iii) Loan advanced in the amount of $230,000 CAD, bears interest at 10% per annum (receivable at $1,784 ($1,917 CAD) per month), with the principal due for repayment on April 4, 2007. The loan was subsequently renewed under the same terms and is due for repayment on April 1, 2008. The loan is secured by a mortgage on the property of the borrower and a General Security Agreement.	232,018	197,357

iv) Loan advanced in the amount of $55,000 CAD, bears interest at 10% per annum (receivable at $426 ($458 CAD) per month), with the principal due for repayment on February 9, 2008, and secured by a mortgage on the property of the borrower and a personal guarantee of the borrower.	55,482	47,194

v) Loan advanced in the amount of $603,750 CAD, bears interest at 11% per annum (receivable at $ 5,152 ($5,534 CAD) per month), with the principal due for repayment on April 22, 2007, and secured by a mortgage on the property of the borrower. The loan was repaid on February 22, 2007.	-	8,062

4.

MORTGAGES & LOANS RECEIVABLE (Continued)

vi) Loan advanced in the amount of $237,000 CAD, bears interest at 10% per annum (receivable at $1,838 ($1,975 CAD) per month), with the principal due for repayment on May 27, 2007, and secured by a mortgage on the property of the borrower. The loan was subsequently renewed under the same terms and is due for repayment on March 31, 2008.	239,080	203,364

vii) Loan advanced in the amount of $179,060 CAD, bears interest at 10% per annum (receivable at $1,389 ($1,492 CAD) per month), with the principal due for repayment on May 1, 2008, and secured by a mortgage on the property of the borrower.	180,632	153,647

viii) Loan advanced in the amount of $1,150,000 CAD, bears interest at 10.5% per annum (receivable at $9,368 ($10,063 CAD) per month), with the principal due for repayment on October 13, 2007 and secured by a mortgage on the property of the borrower and personal guarantees of the shareholders of the borrower. The loan was repaid on May 9, 2007.	-	986,786

ix) Loan advanced in the amount of $140,000 CAD, bears interest at 15% per annum (receivable at $1,629 ($1,750 CAD) per month), with the principal due for repayment on March 31, 2008, and secured by a mortgage on the property of the borrower.	141,229	-

xi) Loan advanced on August 7, 2007 in the amount of $45,000 CAD, bears interest at 9.75% per annum (receivable at $310 ($333 CAD) per month), with the principal due for repayment on August 8, 2008, and secured by a mortgage on the property of the borrower and personal guarantees.	45,395	-

	$1,009,846	$4,092,852

5.

OTHER RECEIVABLES

i)

Included in Other receivable is a balance of $121,053 ($120,000 CAD) owing from Charan Singh, a director of THL, and the project coordinator for the Gruv Development.  The loan balance is due on May 1, 2008 and is unsecured and interest free based on the terms of the consulting agreement.

ii) Included in Other receivable at December 31, 2007 is a balance of $94,014 ($93,196 CAD) outstanding from a third party related to a prior licensing agreement. As per the agreement, the Company has agreed to accept inventory goods from the party for an equivalent value in settlement of the balance.

6.

INTANGIBLE ASSETS

Intangible assets are comprised of the following:

		2007
	COST	ACCUMULATED AMORTIZATION	NET

Non-competition agreement	$150,000	$150,000	$-
Affiliate related relationship	100,000	25,833	74,167
Intellectual property	338,034	56,442	281,592

	$588,034	$232,275	$355,759
		2006
COST		ACCUMULATED AMORTIZATION	NET

Non-competition agreement	$150,000	$141,667	$8,333
Affiliate related relationship	100,000	15,833	84,167
Intellectual property	338,034	-	338,034

	$588,034	$157,500	$430,534

Non-competition agreement consists of payments made to three former principals of a company that was a direct competitor of Ableauctions.  In consideration of payments received in 2004 for $150,000, the former principals agreed to cease any activities that directly compete with Ableauctions for a period of three years.  The cost is amortized on a straight-line basis over three years.

On June 1, 2005, the Company made a cash payment in the amount of $100,000 to an unrelated third party as consideration for exclusive rights relating to that party’s auction services.  The cost is amortized on a straight-line basis over ten years.

During the 2007 and 2006 years, the Company incurred development costs to enhance the current on-line auction technology.  These costs include fees paid to programmers to develop the systems, software and processes related to the enhancement.  The Company has completed the final stage in July 2007, and has started to amortize the costs over the estimated useful life of the technology of three years beginning in July 2007.

Based on the carrying value of the identified intangible assets as at December 31, 2007 and assuming no subsequent impairment of the underlying assets, future annual amortization expense in the next 5 years is expected to be as follows: 2008 - $122,678, 2009 - $122,678, 2010- $64,384, 2011 - $10,000, 2012 - $10,000.

7.

PROPERTY AND EQUIPMENT

		2007
	COST	ACCUMULATED DEPRECIATION	NET BOOK VALUE

Land	$1,696,560	$-	$1,696,560
Building	1,151,205	106,172	1,045,033
Leasehold improvements	107,175	70,028	37,147
Furniture and fixtures	116,121	$69,445	46,676
Server equipment	1,162,532	911,169	251,363
Computer equipment	99,082	42,836	56,246
Computer software	189,865	152,512	37,353
Vehicles	27,232	14,555	12,677

	$4,549,772	1,366,717	$3,183,055

		2006
	COST	ACCUMULATED DEPRECIATION	NET BOOK VALUE

Land	$1,443,110	$-	$1,443,110
Building	968,826	57,859	910,967
Leasehold improvements	107,175	59,311	47,864
Furniture and fixtures	115,408	57,865	57,543
Server equipment	1,162,532	878,068	284,464
Computer equipment	83,671	27,204	56,467
Computer software	189,865	148,362	41,503
Vehicles	23,164	7,760	15,404

	$4,093,751	$1,236,429	$2,857,322

8.

PROPERTY HELD FOR DEVELOPMENT

Property held for development at December 31, 2007 and 2006 is comprised of the following:

	2007	2006
	COST	COST
Coquitlam property (a)	$-	$-
Surrey property (b)	4,124,221	1,455,031
	$4,124,221	$1,455,031

a)

On May 4, 2005, the Company, through its wholly owned subsidiary Gruv Development Corporation (formally 0723074 B.C. Ltd.), purchased a single dwelling house for the purpose of rental income located at 1880 Coleman Avenue in Coquitlam, British Columbia.  The purchase price was $242,411 and was paid in cash.  During the 2005 and 2006 years, additional costs of $58,242 were incurred as improvements to the property.

On March 2, 2006, the Company, through its wholly owned subsidiary, Gruv Development Corporation (formally 0723074 B.C. Ltd.), completed the sale of the property.  The sale price of the property was $388,608 in cash. The sale price was negotiated between the Company and the buyers, Michael and Agnes Piotrowski. Mr. Piotrowski is employed by the Company.

In consideration of the purchase, the Company agreed to provide an additional $61,824 to the purchaser to complete improvements to the property, which was accounted for as a reduction in sales price.  The Company also advanced a loan to the buyers in the amount of $55,482 ($55,000 CAD) for a term of 1 year, bearing an interest rate of 10% per annum.  The loan was subsequently renewed under the same terms and is due for repayment on February 9, 2009.  The loan is secured by the personal guarantee of the borrowers and a mortgage on the property.  The loan receivable was considered collectible pursuant to the criteria outlined in SFAS 66.

b)

On August 3, 2005, the Company entered into a Contract of Purchase and Sale (the “Agreement”) for property located at 9655 King George Highway, Surrey, British Columbia V3T 2V3 (the “Property”).  The Agreement was subject to the Company’s satisfactory investigation of the development potential of the Property.  This investigation was completed on August 9, 2005, at which time the Company released to the seller, Imara Venture Ltd. (the “Seller”), a down payment of $41,195 to be credited against a total purchase price of $1,270,000.  The remaining balance was paid in cash on August 15, 2005.  The purchase price was negotiated between the Company and the Seller, who are not related to each other.

The Company, through Axion, intends to develop the vacant parcel of land purchased consisting of approximately 1.46 acres that is zoned for mixed commercial and residential use located in Surrey, British Columbia.  The Company intends to develop the property by improving it with a retail facility of approximately 4,326 square feet and with a residential complex of approximately 91,132 square feet which will consist of 111 condominiums (the “Development”).  The Company’s wholly-owned subsidiary, Gruv Development Corporation, will develop this project.

On March 16, 2007, the Company filed a disclosure statement with the Superintendent of Real Estate under the Real Estate Development Marketing Act of British Columbia to pre-sell the units.  The Company engaged the services of Platinum Project Marketing Group and Macdonald Realty Ltd. (the “Agent”) to market the strata lots and, by May 9, 2007, the Company had entered into agreements to pre-sell 100% of the condominiums prior to construction and collected approximately $2.18 million ($2.34 million CAD) in deposits that are being held in trust with Macdonald Realty Ltd..  If the Company is successful in selling all of the condominiums, it expects to receive sale proceeds of approximately $25.6 million ($25.4 million CAD). The Agent has been paid $341,446 ($366,749 CAD) for their services to date. The Company is committed to additional commissions and bonuses to be paid in the amount of $695,806 ($689,750 CAD) upon the successful completion of the sales and transfer of Strata lots.

8.

PROPERTY HELD FOR DEVELOPMENT (Continued)

The Company has obtained a building permit from the City of Surrey and has advanced performance bonds for service and work totaling $358,283 ($384,833 CAD) to the City of Surrey, as commitment for the development.  On satisfactory completion of the intended service and work, the City of Surrey will refund the deposits to the Company.

On March 12, 2008, the Company obtained an updated conditional credit facility from the Royal Bank of Canada for the development in Surrey in the amount of $16.56 million ($16.42 million CAD).

Under the terms of the new credit facility issued by the Royal Bank of Canada, the borrower, Axion Investment Corporation is required to spend approximately $4.88 million ($4.84 million CAD) on the project.  As of December 31, 2007, Axion had spent approximately $4.11 million ($4.08 million CAD) including the cost of the land.  The credit facility is secured by guarantees from Axion Investment Corporation and Ableauctions.com Inc., by a general security agreement covering the assets of Axion Investment Corporation and by the property.  The advances will accrue interest at the rate of Royal Bank prime plus .75% per annum.  A fee of $45,225 the rate of Royal Bank prime plus .75% per annum.  A fee of $45,225 ($48,000 CAD) was advance to the Royal Bank of Canada for the arrangement of this credit facility ($35,378 ($38,000 CAD) of this fee was paid in 2007 and the remaining balance was paid subsequent to December 31, 2007.

The credit facility is also conditional upon a number of requirements, including appraisal of the project, an environmental report, a soils report, confirmation of permits and approvals, engagement of a project monitor, schedule of pre-sales contracts, insurance, fixed price contracts for at least 80% of the project hard construction costs, and other requirements that the bank may reasonably require.

As of March 25, 2008, no draws had been made against the credit facility.

Subsequent to December 31, 2007, the Company entered into a Construction Management contract with Cantera Management Group Ltd. (“Cantera”) to manage the development of the project so that the residential and commercial strata units are fit for occupancy on a timely basis and within budget.

In consideration for their services, the Company has agreed to pay Cantera a fixed fee of $557,855 ($553,000 CAD) over the term of the contract calculated on a percentage of completion basis.

Based on Cantera’s construction cost estimate, the Company expects the total cost to develop the property will be approximately $21.4 million ($21.2 million CAD), which includes land, soft costs, construction and financing.

If the development is suspended for any reason, including but not limited to the Company’s inability to obtain any additional financing that may be required or additional permits, the Company will not be able to recover all of its expenses.  There can be no assurance that the development will be successful or that developing the property in this manner will increase, or even maintain, its value.

9.

INVESTMENT IN JOINT VENTURE

a)

On July 14, 2006 Axion Investment Corp. (“Axion”), a wholly-owned subsidiary of the Company, entered into a Joint Venture Agreement (the “Agreement”) with two unrelated parties, Canitalia Industries (“Canitalia”) and 449991 B.C. Ltd. (“449991”), to form a joint venture for the purpose of purchasing two vacant lots located in Langley, B.C. for development (the “Project”).  On July 28, 2006, Axion entered into a supplemental agreement with these two parties in respect to an arrangement for a bank loan to fund the purchase price and related expenses of acquiring the properties in the Project.

b)

Pursuant to the Agreement, a new company, Township Holdings Ltd. (“THL”), has been formed and is equally and jointly owned by the three venturers.  All expenses incurred and all profits earned by THL in conjunction with the Project are to be allocated in equal shares among Axion and the two unrelated parties.  The initial deposit was provided by Axion and 449991 BC Ltd.  The total purchase price of the property to be developed was $2.66 million ($2.99 million CAD).  During the 2006 year, Axion paid its share of the investment in the amount of $1,290,072.

Pursuant to the agreement of July 28, 2006, Axion was to advance a loan to one of the unrelated parties to pay for its portion of the purchase price.  During the 2006 year, Axion advanced a loan in the amount of $516,028 to two shareholders of this party for a one year term, bearing interest rate at 10% per annum.  The loan was repaid during the 2006 year.

c)

On March 13, 2007, Axion authorized Envision Credit Union (“ECU”) to make a demand loan to THL in the amount of $1.30 million ($1.4 million CAD) for the benefit of the other two shareholders, Canitalia and 449991 (the “Loan”).  The parties have acknowledged that the Loan is for the sole benefit of 449991 and Canitalia and have agreed that none of THL, Axion or the president of the Company will have responsibility for payments of the Loan and that THL, Axion and the president will be fully indemnified for any expenses or payments they become liable for thereunder.  In exchange for the Loan, ECU received a promissory note from THL requiring the payment of interest only at the rate of prime plus 1% per annum until ECU demands payment of the principal, a mortgage against the Property and a security interest in the personal property of THL.  ECU also required Axion and the president of the Company to enter into a Debt Service Agreement.

Pursuant to the Debt Service Agreement, the president and Axion agree that they will be responsible for the monthly interest payments required by the promissory note in the event that 449991 and Canitalia fail to make the payments as required.

If 449991 and Canitalia default on the loan obligation to ECU, Axion will be entitled, but not obligated, to purchase the shares of stock in THL that are owned by the responsible parties at a price discount to market.  If Axion exercises its right to purchase the stock owned by the responsible parties, then it will have no further recourse against 449991 and Canitalia for payment of the Loan.  If Axion does not exercise its right to purchase the stock owned by the responsible parties, then the responsible parties agree that they shall indemnify and hold the president, Axion and THL harmless from and against any amounts that they or any of them may pay in order to bring the Loan into good standing or to prevent ECU from foreclosing on its security, including, without limiting the generality of the foregoing, any payments of principal, interest, and legal fees made by Axion, the president or THL.

d)

The Company estimated a value of $40,535 for the above guarantee, and has provided a provision of $40,535 for the guarantee liability, which is included in accounts payable and accrued liabilities at December 31, 2007.

e)

The Company considered the limited exception contained in FIN 46R exempting from consideration as a Variable Interest Entity a joint venture that is a business, under certain conditions.  In the Company’s view, this joint venture meets these conditions.

9.

INVESTMENT IN JOINT VENTURE (Continued)

f)

Summarized financial statements for Joint venture Investment.

	2007	2006
Balance Sheet
Assets	$3,256,580	$-
Liabilities	-	-
Equity	3,256,580	-

Statement of Operations
Revenue	$36,887	-
Expenses	2,924	-
Net Income	33,963	-

10.

BANK LOAN

On October 11, 2006, the Company arranged for a credit facility in the amount of $1,785,714 ($2,000,000 CAD) (the “Credit Facility”) from the Royal Bank of Canada (the “Bank”).  The Credit Facility bore interest at the prime rate as announced by the Bank, plus 0.50% per year.  Blended payments of interest and principal in the amount of $13,885 ($14,914 CAD) are due each month.  Principal is due to be paid in full on the last day of a two to five year term chosen by the Company on the date of a draw down.  Repayment of the Credit Facility is secured by a mortgage, which includes an assignment of rents, against the property where the Company’s head office is located and a guarantee and postponement of claim signed by the Company in favor of the Bank.  The loan balance of $1,627,176 ($1,710,000 CAD) was fully repaid on August 13, 2007.

On May 1, 2007, the Company arranged for an unsecured credit facility in the amount of $25,000 from the Bank of America at an interest rate of 9.24% per annum payable monthly.

11.

WARRANTS

The Company has issued warrants entitling the holders to acquire common shares of the Company.  A summary of changes in unexercised warrants during the 2007 and 2006 years is presented below:

	Warrants @ $0.54	Warrants @ $0.80	Warrants @ $ 0.20
	(1)	(2)	(3)	Total
Outstanding, December 31, 2005	100,000	895,384	-	995,384
Granted during year	-	-	-	-
Outstanding, December 31, 2006	100,000	895,384	-	995,384
Expired during year	(100,000)	(100,000)	-	(200,000)
Granted during year	-	-	8,823,525	8,823,525
Outstanding, December 31, 2007	-	795,384	8,823,525	9,618,909

(1) Exercisable until September 23, 2007, granted pursuant to private placement.

(2) Of the 895,384 warrants, 100,000 warrants are exercisable until December 30, 2007, and the remaining 795,384 warrants are exercisable until January 4, 2008.

(3) Exercisable until April 9, 2017, granted pursuant to the private placement as described in Note 17.

12.

INVESTMENT INCOME

Investment income includes loan interest and both the realized and unrealized trading gains.  The breakdown is as follows:

	2007	2006
Loan interest	$397,977	$380,001
Realized trading gains	-	161,005
Investment income	$397,977	$541,006

13.

SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	2007	2006
Cash paid for income taxes	$-	$-
Cash paid for arrangement of construction financing	38,000	-
Cash paid for interest	$52,012	$33,786

During the year ended December 31, 2007, the Company incurred the following non-cash transactions:

a)

The Company recorded $37,224 as stock-based compensation expense.

b)

The Company recorded a balance of $40,535 in “Investment in joint venture” related to the estimate of guarantee liability as described in Note 8, with the offsetting balance included in “Accounts payable and accrued liabilities”.

During the year ended December 31, 2006, the Company incurred the following non-cash transactions:

The Company recorded $51,848 as stock-based compensation expense.

14.

INCOME TAXES

At December 31, 2007, the Company has net operating losses carried forward of approximately $5,900,000 which expire in years ranging from 2008 to 2027.  The Company has provided a full valuation allowance of approximately $1,844,000 on the deferred tax asset because of the uncertainty of realizability.

A reconciliation of the Company’s effective income tax rate to the approximate combined federal, provincial and state statutory income tax rates of 34% [2006 – 34%] is as follows:

	2007	2006
	$	$
Tax at statutory rate	(235,708)	56,859
Non deductible expense	12,656	17,628
Losses carried forward for which tax benefits were recognized	-	(74,487)
Losses carried forward for which tax benefit were not recognized	223,052	-
	-	-

Significant components of the Company’s deferred tax assets are as follows:

	2007	2006
	$	$
Operating losses carried forward	2,006,000	3,230,000
Property and equipment	(140,000)	(144,000)
Intangible assets	(22,000)	(41,000)
Total deferred tax assets	1,844,000	3,045,000
Valuation allowance	(1,844,000)	(3,045,000)
Net deferred tax assets	-	-

14.

INCOME TAXES (Continued)

Of the net operating tax losses carried forward, approximately $2,400,000 (deferred tax asset of $816,000) are available for Canadian tax purposes.

The reduction in available tax losses during the 2007 year was primarily due to a corporate reorganization undertaken among the subsidiaries of the Company, involving the transfer of the real properties of the Company.

15.

CONCENTRATION OF RISK

Following is a description of certain areas of concentration of risk to which management considers the Company vulnerable to near-term severe impact.  This is not a complete analysis of risks faced by the Company, which are listed in other regulatory filings of the Company.

Credit  and Economic Dependency Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and loans receivable.

The majority of the Company’s trade receivables are derived from fees and revenue associated with internet based listing fees and auction activities.  The Company’s largest customer accounted for 40% of net revenue for the 2007 year, and 15% for the 2006 year. At December 31, 2007, the largest customer accounted for 15% of net accounts receivable (32% of net accounts receivable at December 31, 2006). Management believes that the receivable balance from this customer does not represent a significant credit risk based on past collection experience.

Property development risk

Approximately 58% of the Company’s assets on December 31, 2007 were invested in various real properties.  Real estate values can be seriously affected by factors such as bank liquidity, the availability of financing, and by factors such as a zoning change or an increase in property taxes and the general economic outlook.

Interest rate risk

Approximately 7% of the Company’s assets on December 31, 2007 were invested in various mortgage loans receivable.  The value of the mortgage loans can be seriously affected by factors such as interest rate fluctuations, bank liquidity, and the availability of financing.

Reliance on suppliers

The Company relies heavily on eBay’s servers for uninterrupted Internet access, its servers and its continued operation of the live auction platform on eBay Live Auction. It also relies on certain technologies that it licenses from third parties, such as eBay’s online auction technology.   In addition, substantially all of the computer hardware for operating the Company’s service is located at the facilities of Telus in British Columbia.  Any damage to or failure of the systems could result in reductions in, or terminations of, the Company’s service.

15.

CONCENTRATION OF RISK (Continued)

Foreign currency risk

While the Company’s financial statements are presented in U.S. dollars, a majority of the Company’s obligations, investments and expenditures with respect to the operations were incurred in Canadian dollars.  Variations in the exchange rate may give rise to foreign exchange gains or losses that may be significant.

16.

RELATED PARTY TRANSACTIONS

a)

During the year ended December 31, 2007, the Company incurred $156,000 (2006: $156,000) in management fees to a director of the Company.

b)

During the year ended December 31, 2007, the Company incurred rent expense related to storage facilities of $27,715 ($29,769 CAD)  (2006: $ Nil) to a private company owned by the wife of the Company’s president.

On July 31, 2007, pursuant to the sale of the property, the rental agreement was reassigned to an unrelated company, 796257 BC Ltd.

c)

During the year ended December 31, 2007, the Company incurred rent expenses related to office space of $4,655 ($5,000 CAD)(2006: $Nil) to a private company owned by the Company's president Abdul Ladha.

d)

On April 9, 2007, the Company completed a private placement of 2,941,175 units consisting of one common share and three share purchase warrants (the "Warrants") priced at $0.20 per Unit, with the President and director of the Company, as described in Note 18.

e)

At December 31, 2007, a balance of $298,464 (December 31, 2006: $30,514) is owing from employees to the Company as a result of overpayments in commissions, which will be offset by commissions to be paid in the following quarters.

f)

Included in Other receivable is a balance of $121,053 ($120,000 CAD) owing from Charan Singh, a director of THL, and the project coordinator for the Gruv Development.  The loan balance is due on May 1, 2008 and is unsecured and interest free based on the terms of his consulting agreement.

g)

During the year ended December 31, 2007, the Company received a payment of $12,661 ($13,600 CAD) from Bullion Reef Holdings Ltd., a private company wholly-owned by the spouse of the President, Abdul Ladha, as reimbursement of office and personnel expenses.

h)

During the year ended December 31, 2007, the Company marketed condominium units being developed in Surrey, using the brand name "Overture Living™".  The mark, "Overture Living™" belongs to Abdul Ladha, the president, Abdul Ladha.  Mr. Ladha did not receive compensation for the use of this mark.

17.

STOCK-BASED COMPENSATION

During the 2007 year, the Company issued options to consultants to acquire 250,000 common shares of the Company at an exercise price of $0.30 per share, exercisable for a period of 2 years.  The estimated fair value of these options, totalling $10,000 is recognized in the statement of operations.

During the 2006 year, the Company issued options to employees to acquire 1,600,000 common shares of the Company at an exercise price of $0.35.  The estimated fair value of these options, totalling $64,000 is recognized over the 2 year vesting period.  Of the total amount, $27,224 (2006: $16,151) is recognized in the 2007 year.

During the year ended December 31, 2007, the SFAS 123R share-based compensation expense recorded for awards under the stock option plans was $37,224, net of estimated forfeitures.

17.

STOCK-BASED COMPENSATION (Continued)

During the year ended December 31, 2006, the SFAS 123R share-based compensation expense recorded for awards under the stock option plans, including those awards granted in previous years but not vested at December 31, 2005, was approximately $51,848, net of estimated expiries.  The basic and diluted income per share for the year ended December 31, 2006 decreased by $0.001, due to the adoption of SFAS123R effective January 1, 2006.

A summary of the Company's stock option plan and changes during 2007 and 2006 are presented below:

	2007		2006
		WEIGHTED		WEIGHTED
	NUMBER	AVERAGE	NUMBER	AVERAGE
	OF	EXERCISE	OF	EXERCISE
	SHARES	PRICE	SHARES	PRICE

Outstanding, beginning of year	10,686,231	$0.39	9,136,231	$0.40
Granted	250,000	0.30	1,600,000	0.35
Exercised	-		-
Expired	-		(50,000)	0.36

Outstanding, end of year	10,936,231	0.39	10,686,231	0.39
Weighted average fair value of options granted during the year		$0.04		$0.04

The fair value of consultant and employee options granted during the 2007 and 2006 years respectively was estimated using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility of 62%, risk free interest rate of 4.6% and weighted average expected option terms of 2 years

As of December 31, 2007, there was approximately $21,000 of total unrecognized compensation expense related to non-vested stock options. This expense is expected to be recognized on a straight line basis until August 2008.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2007:

		AVERAGE
RANGE OF	WEIGHTED	REMAINING
EXERCISE	NUMBER	CONTRACTUAL	NUMBER
PRICE	OUTSTANDING	LIFE	EXERCISABLE

$0.15 – 0.25	515,000	2 years	515,000
0.30	250,000	1 year	250,000
0.35 - 0.36	4,807,000	2 years	4,207,000
0.40 – 0.50	5,364,231	2 years	5,364,231
	10,936,231		10,336,231

18.

CAPITAL STOCK

Issuance of Capital Stock

On April 9, 2007, the Company completed a private placement of 2,941,175 units consisting of one common share and three share purchase warrants (the "Warrants") priced at $0.20 per Unit, with the President and director of the Company.  Each Warrant entitles the holder to purchase three additional common shares at an exercise price of $0.20 for a term of 10 years expiring, if not exercised, on April 9, 2017. The total purchase price of the Units was $588,235 with share issuance costs incurred by the Company of $60,000.

Based on the market trading price at the time of the offering the fair market value of each share was calculated to be US$0.20 and the fair market value of each warrant was calculated to be US$0.09. The Black-Scholes model was used to determine the fair market value of each warrant with an exercise price of US$0.20, an expected exercise term of 5 years, a volatility of 44% based on price fluctuations over a prior one year period and a risk adjusted market interest rate of 4%.

Treasury Stock

On July 23, 2007, the Company initiated a stock purchase program.  The purchases would occur from time to time at the Company’s discretion, with the Company’s currently available cash reserves.  No specific number of shares or dollar value has been established by the Company.

For the year ended December 31, 2007, the Company repurchased 3,585,376 shares for a total cost of $669,562, but the shares have not been cancelled as of December 31, 2007.

Subsequent to December 31, 2007, the Company repurchased an additional 1,313,431 shares for a cost of $193,555. The total number of shares repurchased by the Company to date is 4,898,807 for a total cost of $863,117. On March 3, 2008, 4,595,368 shares, which was the outstanding balance at that time, were cancelled and returned to the authorized capital stock of the Company.

19.

CONTINGENT LIABILITIES

a)

The Company is ordinarily involved in claims and lawsuits, which arise in the normal course of business.  Except as disclosed below, in managements opinion none of these claims will have a significant effect on the Company’s financial condition.

b)

The Company is a defendant in several legal actions commenced by certain trade creditors of one of its wholly owned US subsidiaries.  The ultimate liability, if any, arising from this action is not expected to exceed $20,000 and will be recorded at the time of that determination, if necessary.

c)

A former employee of the Company has demanded payment of over $115,000 for past commissions that were not paid.  Management of the Company believed that this claim is unfounded and without merit.  The ultimate liability, if any, arising from this action will be recorded at the time of that determination, if necessary.

20.

COMMITMENTS

a)

The Company is committed to payments with respect to agreements to lease office premises.  Future minimum payments required under the leases are as follows:

2008	$ 62,854
2009	23,756
2010	20,556
2011	5,139
$ 112,305

20.

COMMITMENTS (Continued)

b)

The Company is committed to additional commissions and bonuses to be paid in the amount of $642,164 ($689,750 CAD) upon the successful completion of the sales and transfer of strata lots related to the development of its condominium project in Surrey as described in Note 7(b).

c)

The Company is committed to a payment of $103,342 ($111,000 CAD) for 2/5/10 year home warranty insurance coverage related to its condominium development project in Surrey as described in Note 21(f).

d)

The Company has unconditionally guaranteed the interest and repayment of a demand loan to Envision Credit Union ("ECU") related to its Township Holdings Joint Venture.  The guarantee continues until the loans, including accrued interest and fees have been paid in full, with the final loan amount due upon demand.  The maximum amount is limited to the sum of unpaid principal and interest amounts.  As of December 31, 2007, the maximum amount of the guarantees was approximately $1.4 million.  The Company estimated a value of $40,535 for this guarantee, and has provided a provision of $40,535 for the guarantee liability, which is included in Accounts payable and accrued liabilities at December 31, 2007.

21.

SEGMENTED INFORMATION

The Company has three reportable segments:

- Auction, Liquidation and Technology Business segment

- Real Property and Property Development segment

- Investment segment

Through the Auction, Liquidation and Technology Business segment, the Company provides auction broadcast technology, liquidation and merchandizing services, and technology to businesses to assist them with managing the sale of their products.

This segment information consists of the iCollector, Jarvis, Unlimited Closeouts and Rapidfusion operations.

Through the Real Property and Property Development segment, the Company manages its real property and property development.  This segment information consists of 1963 Lougheed Holding Ltd., a holding company where the Ableauctions’ head office is located - 1963 Lougheed Highway, Coquitlam, B.C., Gruv Holding Corporation, the Company’s real estate project located at 9655 King George Highway, Surrey, Gruv Development Corporation, 0716590 B.C. Ltd. and the Company’s interest in the Township Holdings’ joint venture.

Through the Mortgages and Loans segment, the Company manages its marketable securities mortgages and loans to third parties.  This segment consists of investments by Axion Investment Corporation, Ableauctions.com Inc and AAC Holdings Ltd.

Through the investment segment, the company manages its marketable securities and loans to third parties.  This segment consists of investments by Axion Investment Corporation, Ableauctions.com Inc. and AAC Holdings Ltd.

The Other segment encompasses all other activities of the Company including management, investor relations and other related head office expenses incurred by Ableauctions.com Inc., which are also included in determining this segment's profits.

The Company's reportable segments are strategic business units that offer different products and services and are managed separately.

21.

SEGMENTED INFORMATION (Continued)

Following is the segmented information for the year ended December 31, 2007:

	Real Property & Property Development	Mortgages and Loans	Auction, Liquidation & Technology Businesses	Other	Total
External revenue by market
US	-	-	4,329,617	-	4,329,617
Canada	143,050	-	417,504	-	560,554
Other	-	-	48,747	-	48,747
Total Revenue From External Customer	143,050	-	4,795,868	-	4,938,918
Investment income	-	397,977	-	-	397,977
Interest expense	52,012	-	-	-	52,012
Depreciation and amortization	39,765	-	154,972	-	194,737
Segment profit	(132,378)	511,253	(425,807)	(646,326)	(693,258)
Segment assets	8,951,031	2,172,035	2,955,711	340,609	14,419,386
Expenditures on long-lived assets	1,816,545		34,267		1,850,812
Investment in joint venture	1,507,403	-	-	-	1,507,403

Following is the segmented information for the year ended December 31, 2006:

	Real Property & Property Development	Mortgages and Loans	Auction, Liquidation & Technology Businesses	Other	Total
External revenue by market
US	-	-	5,618,665	-	5,618,665
Canada	124,185	-	469,384	-	593,569
Other	-	-	31,631	-	31,631
Total Revenue From External Customer	124,185	-	6,119,680	-	6,243,865
Investment income	-	541,006	-	-	541,006
Interest expense	16,112	17,674	-	-	33,786
Depreciation and amortization	39,676	-	140,828	-	180,504
Segment profit	69,795	341,424	8,951	(252,937)	167,233
Segment assets	5,092,520	4,800,872	3,455,019	176,303	13,524,714
Expenditures on long-lived assets	98,886	-	149,763	-	248,649
Investment in joint venture	1,237,269	-	-	-	1,237,269

21.

SEGMENTED INFORMATION (Continued)

During the 2007 year, the revenue of the Company from one customer of the Auction, Liquidation and Technology Businesses segment exceeded 10% of its total revenue.  Revenue from the customer totalled $1,932,241

During the 2006 year, the revenue of the Company from one customer of the Auction, Liquidation and Technology Businesses segment exceeded 10% of its total revenue.  Revenue from the customer totalled $912,088.

Geographic Information

The external sales and long-lived assets of the Company's businesses by geographical region are summarized below:

	2007	2006
External Sales
United States	$4,329,617	$5,618,665
Canada	560,554	593,569
Other	48,747	31,631
	$4,938,918	$6,243,865
Long-Lived Assets
United States	$12,752	$8,333
Canada	7,650,283	4,734,554
	$7,663,035	$4,742,887

22.

SUBSEQUENT EVENTS

a)

Subsequent to December 31, 2007, the Company entered into a loan arrangement with a commercial borrower:

i)

Loan advanced on February 1, 2008 in the amount of $452,579 ($450,000 CAD), bears interest at 9.5% per annum (interest is receivable at $3,660 ($3,932 CAD) per month), with the principal due for repayment on February 1, 2009.  The loan is secured by a mortgage on the property and a general security agreement over the assets of the borrower.

b)

On January 4, 2008, 795,384 of the warrants that were exercisable at $0.80 per share expired.

c)

Subsequent to December 31, 2007, the Company obtained a new credit facility from the Royal Bank of Canada for the GRUV development project in Surrey in the amount of $16.56 million ($16.421 million CAD), as described in Note 7(b).

d)

On February 15, 2008, the Company entered into a Construction Management contract with Cantera Management for the GRUV Development, as described in Note 7(b).

e)

The Company has listed the building that it owns at 1963 Lougheed Hwy, Coquitlam, BC, for sale with the intention of leasing back the premises that it currently occupies from any prospective buyer on a 5 year renewable term.

f)

Subsequent to Dec 31, 2007, the Company renewed the home warranty coverage of the Gruv development for a period of 1 year from April 18, 2007 to April 18, 2008, for a premium of $103,342 ($111,000 CAD).

g)

Subsequent to December 31, 2007, the Company repurchased an additional 1,313,431 shares of its common stock for a cost of $193,555. The total number of shares repurchased by the Company to date is 4,898,807 for a total cost of $863,117. On March 3, 2008, 4,595,368 shares, which was the outstanding balance at that time, were cancelled and returned to the authorized capital stock of the Company.

23.

RECENT ACCOUNTING PRONOUNCEMENTS

(i)

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”), which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles. The FASB believes that the new standard will make the measurement of fair value more consistent and comparable and improve disclosures about those measures. FAS 157 is effective for fiscal years beginning after November 15, 2007.  In February of 2008, the FASB issued FASB Staff Position 157-2 which delays the effective date of SFAS 157 for non-financial assets and liabilities which are not measured at fair value on a recurring basis (at least annually) until fiscal years beginning after November 15, 2008. The Company is currently evaluating the requirements and impact of FAS 157 on the Company's consolidated financial statements, and will adopt the measurement and disclosure provisions related to financial assets and financial liabilities on January 1, 2008.  FAS 157 is not expected to have a material impact on the Company's consolidated financial statements.

(ii)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to elect to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on the Company’s consolidated financial statements.

(iii)

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes new standards for the accounting for and reporting of non-controlling interests (formerly minority interests) and for the loss of control of partially owned and consolidated subsidiaries. SFAS 160 does not change the criteria for consolidating a partially owned entity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The provisions of SFAS 160 will be applied prospectively upon adoption except for the presentation and disclosure requirements, which will be applied retrospectively. The Company does not expect the adoption of SFAS 160 will have a material impact on the Company’s consolidated financial statements.

(iv)

In December 2007, the FASB issued SFAS No. 141(revised 2007) (“SFAS 141R”), a revision of SFAS 141, “Business Combinations.” SFAS 141R establishes requirements for the recognition and measurement of acquired assets, liabilities, goodwill, and non-controlling interests. SFAS 141R also provides disclosure requirements related to business combinations. SFAS 141R is effective for fiscal years beginning after December 15, 2008. SFAS 141R will be applied prospectively to business combinations with an acquisition date on or after the effective date.

ANNEX 1

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

ABLEAUCTIONS.COM, INC.

Pursuant to the provisions of section 607.1006, Florida Statues, Ableauctions.com, Inc., a Florida profit corporation (the "Corporation"), adopts the following amendment to its Articles of Incorporation:

1.

Article IV of the Articles of Incorporation of the Corporation is hereby amended to add the following paragraph:

Simultaneously with the effective date of this amendment (the “Effective Date”) each share of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall automatically and without an action on the part of the holder thereof be reclassified as and changed into one-twelfth (1/12) of a share of the Corporation’s Common Stock, par value equal to the par value of the Old Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below.  Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”, whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.  Fractional share interests will be rounded up to a whole share.  If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.  If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that such taxes are not payable.  From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

2.

The amendment was approved by the shareholders.  The number of votes cast for the amendment by the shareholders was sufficient for approval.

3.

The effective date of this filing is ______________________, 200__.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this of Amendment of the Corporation’s Articles of Incorporation, as amended, to be signed by Abdul Ladha, its Chief Executive Officer, this ____ day of ____________________, 200__.

ABLEAUCTIONS.COM, INC.

By:
Abdul Ladha, Chief Executive Officer

ANNEX 2

DEVELOPMENT AGREEMENT

This Development Agreement (the “Agreement”) is made effective as of the 6th day of  October 2008 among

ABLEAUCTIONS.COM, INC. (hereinafter the “Company”), whose office or principal place of business is 1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8,

and

ABDUL LADHA and OVERTURE DEVELOPMENT CORPORATION, (hereinafter the “Developer”), whose office or principal place of business is 1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8,

and

SURREY CENTRAL CITY HOLDINGS LTD. (hereinafter “Surrey”), whose office or principal place of business is 217-713 Columbia St., New Westminster, British Columbia, Canada V3M 1B2

and

BULLION REEF HOLDINGS LTD., (hereinafter “Bullion”), whose office or principal place of business is 217-713 Columbia St., New Westminster, British Columbia, Canada V3M 1B2

and is based upon the following recitals:

A.

The Developer is the Company’s Chief Executive Officer, President, Chief Financial Officer, a member of the Company’s board of directors and a shareholder of the Company.  The Developer is also Surrey’s sole officer and director.  Surrey’s sole shareholder is Bullion, an affiliate of the Developer.  The Developer is experienced in developing real property for commercial and residential use.

B.

A significant segment of the Company’s business provides liquidation and merchandizing services, along with auction and point-of-sale technology, to businesses to assist them in managing the sale of their products.  On April 15, 2008 the Company announced that it had been notified by eBay that eBay intended to wind down the operations of its eBay Live Auctions platform effective December 31, 2008.  This decision, along with the continued weakness in the U.S. economy, has negatively impacted the Company’s liquidation and live auction broadcast services.

C.

In order to address the adverse effect of these events on the Company’s revenues and operations, and in order to maintain the Company’s listing on the American Stock Exchange, management is currently considering whether to restructure the Company’s operations or to acquire or merge with another business.  However, in the absence of any immediate and definitive transaction, the Company intends to expand its investment and property development business, which management believes to be in the best interests of the Company and its shareholders.

D.

In 2005, in an effort to increase shareholder value, diversify the Company’s assets and provide a reliable source of income, the Developer brought to the Company’s board of directors an opportunity to develop certain real property located at 9655 King George Highway, Surrey, British Columbia by improving it with a retail facility of approximately 4,326 square feet and with a residential complex consisting of 111 condominiums of approximately 91,132 square feet (the “GRUV Development”).  The board of directors approved the acquisition of this opportunity and the Developer, on behalf of the Company, began taking the steps necessary to obtain the funding and other approvals and permits necessary to build the GRUV Development.

E.

The Company and the Developer now wish to memorialize the rights and obligations of each party in relation to (i) the acquisition of this opportunity, (ii) the compensation to be paid to the Developer for the services provided by the Developer or parties affiliated with the Developer in managing, marketing, obtaining financing, obtaining home warranty coverage and other services performed in conjunction with the build-out of the GRUV Development, and (iii) the completion of the GRUV Development.

F.

The Company also wishes to acquire a 50% ownership interest in Surrey, which plans to develop four additional properties that are adjacent to the GRUV Development.  These properties (hereinafter referred to collectively as the “Property”) are commonly known as:

13523 - 96 Ave, Surrey, British Columbia  PID 009-756-256

13535 - 96 Ave, Surrey, British Columbia  PID 004-947-274

13547 - 96 Ave, Surrey, British Columbia  PID 001-475-649

13549 - 96 Ave, Surrey, British Columbia  PID 001-475-657

Surrey owns the Property and intends to explore the potential of developing the Property by improving it with a residential four-storey complex consisting of 76 condominiums of approximately 45,000 square feet.  The Company’s management believes that the acquisition of an ownership interest in Surrey and the subsequent development of the Property will be in the best interests of the Company and its shareholders.

NOW THEREFORE in consideration of the premises and mutual covenants herein set forth and provided for, the parties hereto covenant and agree as follows:

1.

Definition of Net Profit.  When used in this Agreement, the term “net profit” means the revenue received from the sale of the residential units included in the GRUV Development and, assuming the build-out of the Property, from the sale of the residential units included in the build-out of the Property, after deducting expenses.  The term “expenses” includes, but is not limited to, all architectural, legal and professional fees; loan fees and interest paid on loans; fees, costs and taxes chargeable by any governmental authority; costs of insurance; and any and all costs related to the construction of the improvements, with the exception of the Developer’s fee.  Net profit will be determined when each project receives a conditional occupancy permit and when any and all loans or other debt related to the project have been paid in full.

2.

Agreement Relating to the GRUV Development:

(a)

Compensation.  As compensation for managing the GRUV Development build-out, including working with government agencies to obtain approval of the development and obtaining the plans, permits and approvals required to complete the build-out; providing contractor’s services, including liaising with various trades to coordinate construction of the build-out and supervising and directing construction of the build-out; preparing and implementing a marketing plan; providing the construction bonds and obtaining financing and home warranty coverage for the GRUV Development, the Developer will receive 25% of the net profit realized by the sale of the residential units included in the GRUV Development.  If the sale of the residential units included in the GRUV Development fail to realize a net profit, the Developer will not receive compensation.  If units remain unsold following the payment in full of the loans or other debt related to the GRUV Development, the Developer’s compensation will be paid as each such unit is sold.

(b)

Continuing Services.  The Developer will continue providing his services throughout the completion of the build-out of the GRUV Development and the sale of the residential units included in the GRUV Development.

3.

Agreement Relating to Surrey:

(a)

Purchase and Sale of Interest.  Bullion hereby sells, and the Company hereby purchases, 50 shares of the capital stock of Surrey (the “Stock”), which represents 50% of the issued and outstanding capital stock of Surrey.

(b)

Payment of Purchase Price.  The purchase price for the Stock is $1,347,440 US (the “Purchase Price”), subject to adjustment as described herein, and shall be paid as follows:

(i)

$673,720 US in cash shall be paid upon execution of this Agreement and

(ii)

$673,720 US will be paid with a convertible promissory note (the “Note”), in substantially the form attached to this Agreement as Attachment 1.  The Note will have a term of one year.  The Note will accrue simple interest at the rate of prime plus 2% per annum.  The Note will include a provision that will allow Bullion to convert some or all of the principal amount and some or all of the accrued interest into shares of the Company’s common stock.  The number of shares of common stock to be issued to Bullion upon conversion of the principal and accrued interest will be computed by using the last sale price of one share of the Company’s common stock on the date on which this Agreement is executed.  Bullion understands and agrees that the Company may not issue shares of its common stock to Bullion until it receives approval of its additional listing application from the American Stock Exchange and, if required, approval by the Company’s shareholders.  If the Company fails to obtain approval of the additional listing application or approval from its shareholders (if required), then the Company will be required to immediately pay this portion of the purchase price in cash.

(c)

Adjustment to Purchase Price.  The purchase price has been determined assuming that Surrey will develop a 4 storey wood frame structure on the Property.  The parties acknowledge that:

•

in January 2009, builders may be permitted to build 6 storey structures in the Province of British Columbia, rather than be limited to 4 storey structures.  The parties agree that if Surrey develops a 6 storey wood frame structure on the Property, the purchase price for the Stock will be adjusted to reflect the increase in the value of the Property that will result from the increase in density.

•

Surrey has been in the past, and is currently, negotiating with an unrelated third party to acquire an additional property that would increase the site area to approximately 55,000 square feet.  The parties agree that if Surrey acquires the additional property within 12 months of the purchase of the Stock, the purchase price for the Stock will be adjusted to reflect the increase in the value of the Property that will result from the increase in the site area.

In the case of either of the above adjustments, the increase in value will be determined by at least 2 appraisers independent from the parties and each other.  If the appraisers cannot agree on the increase in value, then the increase in value will equal the average of the appraisers’ findings of increased value.  Unless the Company wishes to seek shareholder approval for issuing additional shares of common stock to Bullion, the increase in the purchase price resulting from either of the above adjustments will be paid in cash.

(d)

Allocation of Benefits and Obligations.  Unless otherwise agreed to by both parties in writing, the obligations and liabilities of, and any and all contributions and divisions of profits in connection with, the business of Surrey, including the development of the Property, shall be allocated between the Company and Bullion on an equal basis.

(e)

Compensation to be Paid to Developer.  Bullion and the Company agree that Surrey will retain the services of the Developer to build-out the Property and the Developer agrees to provide the services in accordance with the terms of this Agreement.  As compensation for managing the build-out of the Property, including working with government agencies to obtain approval of the development and obtaining the plans, permits and approvals required to complete the build-out; providing contractor’s services, including liaising with various trades to coordinate construction of the build-out and supervising and directing construction of the build-out; preparing and implementing a marketing plan; providing the construction bonds and obtaining financing and home warranty coverage for the build-out of the Property, the Developer will receive 12.5% of the net profit realized from the sale of the residential units included in the Property build-out.  If the sale of the residential units included in the Property build-out fail to realize a net profit, the Developer will not receive compensation.  If units remain unsold following the payment in full of the loans or other debt related to the Property build-out, the Developer’s compensation will be paid as each such unit is sold.

(f)

Continuing Services.  The Developer will continue providing his services throughout the completion of the build-out of the Property and the sale of the residential units.

(g)

Put Right.  In the event that the Developer is unable to successfully obtain the approval of a preliminary development plan and a commitment for financing to complete the build-out of the Property, or if for any reason the Developer determines that the build-out of the Property is not in the best interests of the Company or Bullion, the Developer will provide notice of this event to the Company and to Bullion.  Within 20 days of receiving the notice, the Company may put the Stock to Bullion and Bullion will, within 120 days from receiving the Company’s put notice, repurchase the Stock by paying to the Company the sum of $1,347,440 US (plus any price adjustment required by Section 3(c)), less one-half of the expenses incurred by Surrey in its efforts to develop the Property.  Twelve months from the date of this Agreement, this put right will expire and be of no further force and effect.

(h)

Condition Precedent to Sale of Stock.  As a condition precedent to the sale of the Stock, the Company must agree to reverse split the outstanding shares of the Company’s common stock.

4.

Representations and Warranties of the Corporate Parties.  Except as otherwise indicated, the Company, Surrey and Bullion (each a “Corporate Party”) make the following representations and warranties to each other and to each other party to the Agreement:

(a)

Organization, Good Standing, Power and Rights to Issue Stock.  Each Corporate Party represents that it is a corporation duly organized, validly existing and in good standing under the laws of the place of its organization and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.  Each Corporate Party is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.  No Corporate Party to this Agreement is in violation of any of the provisions of its articles or certificate of incorporation or bylaws.

(b)

Capitalization of Surrey.  The authorized capital stock of Surrey as of the date hereof consists of 100 shares of Class “A” Common Stock.  There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of Surrey.  Surrey is not a party or subject to any agreement or understanding and there is no agreement or understanding between any person and/or entities that affects or relates to the voting of Surrey’s outstanding capital stock.

(c)

Authorization.  All corporate action necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of each Corporate Party hereunder, has been duly authorized by the Corporate Party’s board of directors and no other corporate proceedings on the part of any party, other than the approval of this transaction by the Company’s shareholders, is necessary or advisable to authorize this Agreement and the transactions contemplated hereby.  This Agreement constitutes a valid and legally binding obligation of each Corporate Party enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.  Other than approval by the Company’s shareholders, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to any Corporate Party in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on any Corporate Party and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

(d)

Valid Issuance of Stock.  The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.  The offer, sale and issuance of the Stock as contemplated by this Agreement are exempt from the qualification and/or registration requirements of any applicable state and federal securities laws, including without limitation, the registration requirements of the Securities Act of 1933, as amended (the “Act”).

(e)

Title to Property and Assets.  Surrey owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except as otherwise disclosed to the Company in a writing executed contemporaneously with this Agreement.

(f)

Compliance with Other Documents.  The execution and delivery of this Agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions of this Agreement will not conflict with or result in a breach of the terms and conditions of, or constitute a default under any Corporate Party’s articles or certificate of incorporation or bylaws or of any contract or agreement to which any Corporate Party is now a party, except where such conflict, breach or default of any such contract or agreement, either individually or in the aggregate, would not have a material adverse effect on the Corporate Party’s business, financial condition or results of operations and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

(g)

Absence of Certain Changes.  Surrey has conducted its businesses in the ordinary course consistent with past practice and there have not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a material adverse effect to Surrey; (ii) any acquisition, sale or transfer of any material asset other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Surrey or any revaluation by Surrey of its assets; (iv) any material contract entered into by Surrey, other than in the ordinary course of business, or any material amendment or termination of, or default under, any material contract to which Surrey is a party or by which it is bound; (v) any amendment or change to the articles or certificate of incorporation or bylaws of Surrey; or (vi) any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of Surrey taken as a whole.

(h)

Absence of Undisclosed Liabilities.  Surrey has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) required to be stated or disclosed which are not, other than (i) those set forth or adequately provided for in Surrey’s financial statements or in the related notes to Surrey’s financial statements, (ii) those incurred in the ordinary course of business and not required to be set forth in Surrey’s balance sheet under GAAP, and (iii) those incurred in the ordinary course of business since the date of Surrey’s balance sheet and not reasonably likely to have a material adverse effect on Surrey.

(i)

Investigation.  The Company acknowledges that it has had an opportunity to discuss Surrey’s business and affairs with its President.  The Company further acknowledges having had access to information about Surrey that it has requested or considers necessary for purposes of purchasing the Stock.

(j)

Accredited Investor.  The Company is an “accredited investor” as such term is defined in Regulation D promulgated under the Act of 1933.

(k)

Purchase Entirely for Own Account.  This Agreement is made with the Company in reliance upon the Company’s representation to Surrey, which by the Company’s execution of this Agreement the Company hereby confirms, that the Stock will be acquired for investment for the Company’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than in conformity with the Act and the rules and regulations promulgated thereunder, and that the Company has no present intention of selling, granting any participation in, or otherwise distributing the same, other than a transfer to a nominee holder or a majority-owned affiliate.

(l)

Restricted Securities.  The Company understands that the shares of Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Surrey in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Company represents that it is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5.

Miscellaneous.

(a)

Notice.  Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (1) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (2) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (3) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (4) by mailing by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the 5th business day following the date mailed).  Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

(b)

Preparation of Agreement; Costs and Expenses.  This Agreement was prepared by the Company solely on behalf of the Company.  Each party acknowledges that:  (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transaction contemplated by this Agreement are fair and reasonable to such party, and (iii) such party has voluntarily entered into the transaction contemplated by this Agreement without duress or coercion.  Each party further acknowledges such party was not represented by the legal counsel of any other party hereto in connection with the transaction contemplated by this Agreement, nor was he, she or it under any belief or understanding that such legal counsel was representing his, her or its interests.

(c)

Cooperation.  Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(d)

Entire Agreement/No Collateral Representations.  Each party expressly acknowledges and agrees that this Agreement (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the “prior agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.  No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

(e)

Amendment; Waiver.  Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement.  No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver.

(f)

Severability.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

(g)

Headings.  The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof.  References to this Agreement shall include all amendments or renewals thereof.

(h)

Applicable Law.  This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the Securities Act and the Blue Sky Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws of British Columbia, as if this Agreement were made, and as if its obligations are to be performed, wholly within British Columbia.

(i)

Successors and Assigns.  All of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

(j)

Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

“COMPANY”

Ableauctions.com, Inc.

By:

     Barrett Sleeman, Director

“DEVELOPER”

Abdul Ladha

Overture Development Corporation

By:

     Abdul Ladha, President

“SURREY”

Surrey Central City Holdings Ltd.

By:

     Abdul Ladha, President

BULLION REEF HOLDINGS LTD.

Bullion Reef Holdings Ltd.

By:

      Abdul Ladha, President

Attachment 1

Promissory Note

$673,720 US	Vancouver, British Columbia
October 6, 2008

This Promissory Note (the “Note”) is made and executed as of the date referred to above, by Ableauctions.com Inc., a Florida corporation (the “Borrower”).  By this Note, the Borrower promises and agrees to pay to the order of Bullion Reef Holdings Ltd. (the “Lender”), at 217-713 Columbia St., New Westminster, British Columbia V3M 1B2 Canada or at such other place as the Lender may designate in writing, the principal sum of Six Hundred and Seventy Three Thousand Seven Hundred and Twenty and 00/100 Dollars ($673,720 US), together with simple interest thereon until paid in full, both before and after judgment, at the prime rate as announced by the Royal Bank of Canada plus 2%, per annum.  Interest shall be computed on the basis of a 360 day year and a 30 day month.

Subject to the remaining terms of this Note, the entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on October 6, 2009 (the “Maturity Date”).

Prepayment in whole or part may occur at any time hereunder without penalty, provided that any partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of, the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full.  All payments received hereunder shall be applied, first, to any costs or expenses incurred by the Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

If there is a change of control of the Borrower, this Note will become all due and payable at the election of the Lender.  For purposes of this Note, a change of control of the Borrower shall mean a sale or disposition by the Borrower of substantially all of its business or assets or the sale of the capital stock of the Borrower in connection with the sale or transfer of a controlling interest in the Borrower to an unrelated third party or the merger or consolidation of the Borrower with a corporation as part of a sale or transfer of a controlling interest in the Borrower to an unrelated third party  “A controlling interest” shall be defined as 50% or more of the Borrower’s outstanding common stock.

The Lender, in its sole and absolute discretion, may elect to receive the payment of some or all of the principal amount and some or all of any accrued interest (i) in cash or (ii) in shares of the Borrower’s common stock, $0.001 par value.  If the Lender elects to receive payment in common stock, the number of shares of common stock to be issued shall be determined by using the closing price of the common stock on the trading day immediately prior to the date of this Note, as that price may be adjusted for a subdivision of the common stock into a greater number of shares or a combination of common stock into a smaller number of shares.

An event of default will occur if any of the following events occurs:  (a) failure to pay any principal or interest hereunder within 10 days after the same becomes due; (b) if any representation or warranty made by the Borrower in the Development Agreement, or in any certificate, financial statement, or other statement furnished by the Borrower to the Lender is untrue in any material respect at the time when made; (c) default by the Borrower in the observance or performance of any other covenant or agreement contained in the Development Agreement; (d) filing by the Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against the Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting the Borrower’s liability hereunder.

In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys’ fees.

This Note shall be governed by and construed and enforced in accordance with the laws of British Columbia.

“Borrower”

Ableauctions.com, Inc.

By:

      Barrett Sleeman

PROXY

ABLEAUCTIONS.COM, INC.

This proxy is solicited on behalf of the board of directors for the annual meeting on December 17, 2008

This proxy will be voted as specified by the shareholder.  If no specification is made, all shares will be voted “FOR” the approval of the four proposals set forth in the proxy statement.

The shareholder(s) represented herein appoint(s) Abdul Ladha and/or Barrett Sleeman proxy with the power of substitution to vote all shares of common stock entitled to be voted by said shareholder(s) at the annual meeting of the shareholders of Ableauctions.com, Inc. to be held at 700-595 Burrard Street, Vancouver, British Columbia on December 17, 2008 at 11:00 a.m., and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL 1 - ELECTION OF DIRECTORS

Abdul Ladha	FOR ☐	AGAINST ☐	ABSTAIN ☐

Barrett Sleeman	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dr. David Vogt	FOR ☐	AGAINST ☐	ABSTAIN ☐

Michael Boyling	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 2 - RATIFICATION OF CINNAMON JANG WILLOUGHBY & COMPANY, CHARTERED ACCOUNTANTS, AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 3 - TO AUTHORIZE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 4 - TO SEEK APPROVAL OF THE ACQUISITION OF A 50% INTEREST IN SURREY CENTRAL CITY HOLDINGS LTD. AND THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN ACCORDANCE WITH THE TERMS OF A CONVERTIBLE PROMISSORY NOTE SIGNED IN CONJUNCTION THEREWITH

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark, date and sign your proxy card and mail it in the enclosed envelope as soon as possible.

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

Signature_______________________ Date_______

Signature_______________________ Date_______